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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MRV COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company" or "MRV") to be held at the offices of Norton Rose Fulbright, located at 666 Fifth Avenue, New York, New York 10103, on Thursday, May 21, 2015, at 10:00 a.m., EDT.

        We are pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that the e-proxy process will expedite our stockholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. In accordance with this rule, we are sending stockholders of record at the close of business on March 30, 2015 a Notice of Internet Availability of Proxy Materials. If you would like to receive a printed copy of our proxy materials and annual report instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached proxy statement.

        We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to submit your proxy at your earliest convenience. Please either submit your proxy by telephone or Internet, or by mail, by promptly signing and returning your proxy card in the return envelope. Please review the instructions on each of your voting options described in the proxy statement as well as in the Notice you received in the mail.

        On behalf of our entire Board of Directors, we thank you for your continued support of the Company and look forward to seeing you on May 21.

        Thank you for your cooperation.

KENNETH H. TRAUB Chairman of the Board of Directors	MARK J. BONNEY President & Chief Executive Officer

April 10, 2015

20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

        The Annual Meeting of Stockholders (the "Annual Meeting") of MRV Communications, Inc. (the "Company" or "MRV") will be held at the offices of Norton Rose Fulbright, located at 666 Fifth Avenue, New York, New York 10103, on Thursday, May 21, 2015, at 10:00 a.m., EDT, to:

  1.
  Elect Kenneth H. Traub, Robert M. Pons, Mark J. Bonney, Jeannie H. Diefenderfer and Matthew Stecker as directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  Conduct an advisory vote on the compensation of the named executive officers;

  3.
  Approve the MRV Communications, Inc. 2015 Long-Term Incentive Plan;

  4.
  Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015; and

  5.
  Act upon such other matters as may properly come before the Annual Meeting.

        All stockholders of record at the close of business on March 30, 2015 are entitled to vote at the Annual Meeting.

        Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you may vote in person at the Annual Meeting even if you have previously returned a proxy card. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may submit your proxy. To ensure your shares are voted, you may submit your proxy via the Internet or by telephone, or if you have requested or otherwise received or obtained a printed copy of the proxy materials from us by mail, by completing, signing and promptly returning the enclosed proxy card by mail or following the enclosed instructions to submit your proxy by telephone or the Internet. Procedures for submitting your proxy via the Internet and telephone are described in the General Information section beginning on page 1 of the proxy statement and on the proxy card. For shares held through a bank, broker or other nominee, you must follow the voting instructions provided by your bank, broker or other nominee.

By order of the Board of Directors,

KENNETH H. TRAUB Chairman of the Board of Directors	MARK J. BONNEY President & Chief Executive Officer

April 10, 2015

i

ii

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I being provided with these materials?

        MRV Communications, Inc. (the "Company" or "MRV") has mailed these proxy materials to you in connection with the solicitation by the board of directors of the Company (the "Board" or "Board of Directors") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 21, 2015 (the "Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise, however, such individuals will not receive additional compensation for such services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. If at the close of business on March 30, 2015 you were a stockholder of record or held shares through a bank, broker or other nominee as of that date and you obtain a proxy from your bank, broker or other nominee, you are invited to attend the Annual Meeting and vote your shares in person.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 30, 2015, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, which is referred to as the "Record Date," are entitled to receive notice of, and to vote at, the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting. You will be entitled to one vote for each outstanding share of our common stock (the "Common Stock") you own as of the Record Date. As of the Record Date, there were 7,044,984 shares of Common Stock outstanding and eligible to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in "street name?"

        Stockholder of record.    If your shares are registered directly in your name with American Stock Transfer and Trust Company, our transfer agent, you are considered the stockholder of record with respect to those shares, and we will send you the proxy materials, including a proxy card, or the Notice of Internet Availability of Proxy Materials, directly.

        Beneficial owner of shares held in street name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Follow the instructions of your brokerage firm, bank, broker-dealer or similar organization to receive a vote instruction form.

If I am a stockholder of record, how do I vote?

        There are four ways to vote:

  •
  In person.  You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

  •
  Via the Internet.  You may submit your proxy via the Internet by following the instructions found on the proxy card.

  •
  By Telephone.  You may submit your proxy by calling the toll-free number found on the proxy card.

  •
  By Mail.  You may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

        Internet and telephone facilities will close at 11:59 p.m., EDT, on May 20, 2015 for the submission of proxies by stockholders of record. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, not later than 10:00 a.m., EDT, on May 21, 2015.

If I am a beneficial owner of shares held in street name, how do I vote?

        Please refer to the instructions provided by your bank, broker or nominee. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form as directed by your brokerage firm, bank, broker-dealer or similar organization for the voting of shares held in street name.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        If you and other residents at your mailing address own shares of the Company's Common Stock in "street name," your bank, broker or nominee may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as "householding." Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or nominee will send only one copy of our annual report and proxy statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

        If you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, please contact your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary, or by calling Investor Relations at (818) 773-0900 or email at ir@mrv.com.

Who can attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m., Eastern Daylight Time. If you attend, please note that you will be asked to present valid photo identification, such as a driver's license or passport. Use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the Annual Meeting.

        Please also note that if you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares in favor of the Board of Directors' nominees, the advisory vote on compensation for the Named Executive Officers (as defined in "Beneficial Ownership of Common Stock by Directors and Named Executive Officers" on page 11 below), the approval of the 2015 Long-Term Incentive Plan and the ratification of the independent registered public accounting firm.

How many shares must be present or represented to conduct business at the Annual Meeting?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of Common Stock outstanding on the Record Date constitutes a quorum, permitting the conduct of business at the Annual Meeting. Accordingly, your vote is very important to us, no matter how many or how few shares you own. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

What vote is required to approve each item?

        Proposal 1: Election of Directors.    Pursuant to the majority voting provisions of our bylaws, a nominee for director in an uncontested election will be elected if he or she receives a majority of the votes cast, meaning the number of shares voted "FOR" a nominee must exceed the number of shares voted "AGAINST" such nominee). A properly executed proxy marked "ABSTAIN" and broker non-votes are not votes cast and will not be considered votes cast "FOR" or "AGAINST" a director's election.

        Proposal 2: Advisory vote on executive compensation.    For approval of the advisory vote on the compensation of our Named Executive Officers, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on the item will be required for approval. Because this vote is advisory, it is not binding on the Board of Directors or MRV. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. A properly executed proxy marked "ABSTAIN" will have the same effect as a vote cast AGAINST the proposal.

        Proposal 3: Approve the MRV Communications, Inc. 2015 Long-Term Incentive Plan.    For the proposal to approve the MRV Communications, Inc. 2015 Long-Term Incentive Plan, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" will have the same effect as a vote cast AGAINST the proposal.

        Proposal 4: Ratification of Independent Registered Public Accounting Firm.    For the proposal to ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2015, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock represented in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" and broker non-votes will not be considered votes cast for the foregoing purposes.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and "AGAINST" votes with respect to the election of directors, "FOR", "AGAINST", abstentions and broker non-votes with respect to proposal 2, and "FOR", "AGAINST" and abstentions with respect to Proposals 3 and 4. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes are included in determining whether a quorum is present, and will be included in vote totals as described above.

        If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy form or voting instructions from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, they can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, your shares will be treated as broker non-votes. The election to the Board of Directors of the five directors named in this proxy statement and the advisory vote on the compensation of our Named Executive Officers are considered non-discretionary items. Accordingly, if you are a street name holder and have not given instructions to your broker or other agent, your shares will be treated as broker non-votes with respect to these matters. Brokers have discretionary authority to vote on the ratification of the Company's independent registered public accounting firm.

Can I change my vote after I return my proxy card?

        Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in one of three ways:

  •
  you may submit another properly executed proxy by telephone, by Internet, or by signing, dating and returning a later-dated proxy card;

  •
  you may deliver a notice of revocation to our Secretary at the address shown at the beginning of this proxy statement; or

  •
  you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy).

        For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (however, simply attending the Annual Meeting will not, by itself, change your vote).

What are the Board of Directors' recommendations?

        The Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote "FOR" each of its director nominees, the approval of the compensation of our Named Executive Officers, the approval of the 2015 Long-Term Incentive Plan and ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

Will stockholders be asked to vote on any other matters?

        To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

        Each of the following five individuals is a nominee for election to serve a one-year term set to expire at our next annual meeting of stockholders and until his successor is duly elected and qualified: Kenneth H. Traub (Chairman), Robert M. Pons (Vice-Chairman), Mark J. Bonney, Jeannie H. Diefenderfer and Matthew Stecker.

        Each of the five nominees identified above has agreed to serve as a director if elected and has consented to being named in this proxy statement, and we have no reason to believe that any nominee will be unable to serve. However, in the event that any nominee declines or is unable to serve, the persons named as proxies for stockholders may vote for a substitute nominee as they, in their discretion, may determine. The Board of Directors has determined that each of the director nominees listed above, other than Mark J. Bonney, is an "independent director" as defined in the rules of the Nasdaq Stock Market, LLC, and our Corporate Governance Policies, which are available on our website at www.mrv.com.

Director Nominees

        Biographical information about each director nominee as of April 9, 2015 appears below.

Name and age	Principal Occupation, Business Experience and Directorship
Kenneth H. Traub Chairman Age 53 Director since 2011	Mr. Traub has served on our Board of Directors since October 2011 and as our Chairman of the Board since January 2012. Mr. Traub has been the president and chief executive officer of Ethos Management LLC which specializes in executing strategies to build and unlock shareholder value in undervalued companies since 2009, and Mr. Traub has also been general partner of Rosemark Capital, a private equity firm, since 2013. Mr. Traub served as president, chief executive officer and a director of American Bank Note Holographics, Inc. ("ABNH"), a publicly-traded, leading global supplier of optical security devices, from 1999 until its sale in 2008 to JDS Uniphase Corporation ("JDSU"), a leading global provider of optical products and test and measurement solutions for the communications industry. Mr. Traub managed the turnaround, growth and sale of ABNH. Following the sale of ABNH, Mr. Traub served as vice president of JDSU in 2008. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in Voice over IP, and was its executive vice president, chief financial officer and director until 1998. From 1988 to 1994, Mr. Traub served as a vice president at Trans-Resources, Inc., a multi-national holding company and investment manager. Mr. Traub currently serves on the boards of directors of the following SEC-reporting companies: (i) DSP Group, Inc., (NASDAQ: DSPG) a global provider of wireless chipset solutions for converged communications where he has served since May 2012 and has served as Chairman of the Strategic Committee since June 2013; (ii) Athersys, Inc., (NASDAQ: ATHX) a biotechnology company engaged in the discovery and development of therapeutic product candidates where he has served since June 2012; (iii) Vitesse Semiconductor Corporation, (NASDAQ: VTSS) a leading supplier of integrated circuit solutions for next-generation carrier and enterprise networks where he has served since March 2013 and has served as Chairman of the Strategic Advisory Committee since October 2014—Vitesse entered into a definitive agreement in March 2015 in which it agreed to be acquired by Microsemi Corporation; and (iv) A.M. Castle & Co., (NYSE: CAS), a global distributor of specialty metal and plastic products where he has served since March 2015. He also served as a director of Phoenix Technologies Ltd. (NASDAQ: PTEC) from December 2009 until the company was sold in December 2010, MIPS Technologies, Inc. (NASDAQ: MIPS) from December 2011 until the company was sold in February 2013, iPass, Inc. (NASDAQ: IPAS) from June 2009 through June 2013, and Xyratex Limited (NASDAQ: XRTX) from June 2013 until the company was sold in March 2014. Mr. Traub also served as the chairman of the board of the New Jersey chapter of the Young Presidents Organization ("YPO") in 2010 and 2011. He received a bachelor of arts degree from Emory College, and a master's degree in business administration from Harvard Business School. We believe Mr. Traub's qualifications to serve on our Board include his experience and expertise in managing, restructuring, rebuilding, growing and selling companies to maximize shareholder value.

Name and age	Principal Occupation, Business Experience and Directorship
Robert M. Pons Vice-Chairman Age 59 Director since 2011

Mr. Pons has served on our Board of Directors since October 2011 and as our Vice-Chairman of the Board since January 2012. Currently, Mr. Pons is Executive Vice President and on the board of directors of HC2 Holdings, Inc. a publicly traded (NYSE MKT:HCHC), diversified holding company, which seeks to acquire and grow attractive businesses that generate sustainable free cash flow. HC2 has a diverse array of operating subsidiaries, including telecom/infrastucure, construction, energy, technology, gaming and life sciences. From February 2011 to April 2014 he was Chairman of Live Micro Systems, Inc. (formerly Livewire Mobile) which was a comprehensive one-stop digital content solution for mobile carriers. From January 2008 until February 2011, Mr. Pons was Senior Vice President of TMNG Global, a leading provider of professional services to the converging communications media and entertainment industries and the capital formation firms that support it. From January 2004 until April 2007, Mr. Pons served as President and chief executive officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as interim chief executive officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay,  Inc., a wireless device payment processing company. During the period January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 30 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc. Mr. Pons also currently serves on the board of directors of Concurrent Computer Corporation, a global leader in multi-screen video delivery, media data management and monetization and on the boards of DragonWave and Novatel Wireless, Inc. Mr. Pons received a B.A. degree with honors from Rowan University. As a pioneer in the telecommunications industry, Mr. Pons brings to the Board his experience as a senior level executive working in the telecommunications industry.

Name and age	Principal Occupation, Business Experience and Directorship
Mark J. Bonney age 61 Director since April 2013

Mr. Bonney has successfully managed turnarounds in several technology companies in the US and abroad over the past 30 years. He has been a member of the MRV Board of Directors since April 2013, served as Executive Vice President and Chief Financial Officer from August 2014 until December 2014, and since December 2014 has been MRV's President & Chief Executive Officer. From January 2013 through August 2014, Mr. Bonney served as the President and Chief Executive Officer of On Board Advisors, LLC, a strategic and financial advisory firm. From March 2010 to December 2012, Mr. Bonney was EVP and CFO of Direct Brands,  Inc., a leading direct to consumer marketing company. From February 2008 until March 2010 Mr. Bonney was VP and General Manager of JDSU Authentication Solutions, a manufacturer of optical security devices which was formed in 2008 following the sale of American Bank Note Holographics, Inc. ("ABNH") to JDS Uniphase Corporation. Mr. Bonney had been a director of ABNH from 2002 to 2005 and from 2005 until its sale to JDSU in 2008, he was EVP and CFO. Prior to 2002, he was President, Chief Operating Officer and Director at Axsys Technologies, Inc., a Nasdaq-listed leading manufacturer of highly sophisticated optical components and subsystems and CFO and VP of operations at Zygo Corporation, a Nasdaq-listed manufacturer of metrology measurement and control systems and optical components. Mr. Bonney is currently a director of two additional Nasdaq listed companies: Sigma Designs, Inc., where he has served since August 2012, and Zix Corporation, where he has served since January 2013. Mr. Bonney holds a BS in Business Administration from Central Connecticut State University and an MBA in Finance from the University of Hartford. Mr. Bonney contributes to our Board of Directors through his significant management, operations and financial experience as a senior executive of middle market, high technology companies in the United States and globally.

Matthew Stecker age 46 Director since April 2013

Matthew Stecker is Chief Operating Officer of Kaneland LLC, a privately held and venture-funded startup. Matthew is also Chairman of Live Microsystems (OTC:LMSC). Previously, Matthew was Vice President of Mobile Entertainment for RealNetworks (NASDAQ: RNWK). Prior to joining RealNetworks, Matthew was Chief Executive Officer of Livewire Mobile, Inc. which sold substantially all of its assets to OnMobile Global in July 2013. Prior to Livewire Mobile, Inc. he was senior vice president and principal for the telecommunications consulting firm, TMNG, and its strategy subsidiary CSMG, from 2004 to 2009. Mr. Stecker has also served as the chief technology officer for Smartserv Online, Inc. from 2002 to 2004, and was an early technology leader in a privately held mobile location startup, Vindigo, Inc., from 1999 to 2002. Previously, Mr. Stecker was the president of Marble Associates, Inc., a privately held Boston-based consulting firm, from 1993 to 1998. He received his bachelor of arts degree in political science from Duke University, as well as his juris doctor degree from the University of North Carolina at Chapel Hill School of Law. Mr. Stecker brings to the Board of Directors 20 years of experience as a public company executive in the telecommunications and wireless industries.

Name and age	Principal Occupation, Business Experience and Directorship
Jeannie H. Diefenderfer Age 53 Director since July 2014

As the Founder and Chief Executive Officer of courageNpurpose, LLC, Ms. Diefenderfer advises boards and Chief Executive Officers in strategic initiatives to drive operational and business efficacy. She spent 10+ years in executive leadership positions in Verizon Communications including leading a 10,000-person global customer care organization for Verizon's largest enterprise customers. Ms. Diefenderfer achieved over a billion dollars in synergies for the company during the three years she served as the Chief Procurement Officer when she managed a $10 billion-plus purchasing program. In addition, as the Senior Vice President of Global Engineering & Planning, she implemented a network capital program of over $10 billion to expand Verizon's global backbone network across six continents, as well as its nationally renowned FiOS network. Ms. Diefenderfer is a member of the Accenture Network Advisory Council and the Vasona Networks Advisory Board and is a Trustee of Tufts University. Recently, she served as the Vice Chair of the board of the Ms. Foundation for Women. From 2001 to 2008, she was a member of the board of Independent Trustees at Citizens Funds, an SRI mutual fund complex, based in Portsmouth, NH. Internal to Verizon, she has served on the boards of several Employee Resource Groups, including the Minority Multicultural Association of NYNEX, Women's Association of Verizon Employees, and the Asian Focus Group. Ms. Diefenderfer was featured in the 1999 Crain's New York Business "40 under 40," as one of 40 young "rising stars" and was a member of the 1999 class of the David Rockefeller Fellows Program. In addition, she received the 1999 Corporate Achievement Award from the Organization of Chinese Americans and the 2001 Star Award from the New York Women's Agenda. A native of Seoul, South Korea, Ms. Diefenderfer immigrated to the US when she was 13 years old. She holds a BS in Chemical Engineering from Tufts University, and an MBA from Babson College. Ms. Diefenderfer brings to the Board of Directors over 28 years of technical and operational experience in the telecommunications industry.

  Vote Required

        Pursuant to the majority voting provisions of our bylaws, a nominee for director in an uncontested election will be elected if he or she receives a majority of the votes cast, meaning the number of shares voted "FOR" a nominee must exceed the number of shares voted "AGAINST" such nominee). If no contrary indication is made, shares represented by executed proxies will be voted "FOR" the election of the five nominees named above.

        With regards to uncontested elections, our Board has adopted a policy that in the event a nominee receives a greater number of "AGAINST" votes than votes "FOR" his or her election, such nominee shall tender his or her written resignation following certification of the vote. The Nomination and Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board of Directors will act on the Nomination and Governance Committee's recommendation and publicly disclose its decision and the reasons for it within 90 days from the date that the election results are certified.

Board of Directors' Recommendation

        The Board of Directors recommends that the stockholders vote "FOR" the election of each of the director nominees named above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to each holder known to MRV to be the beneficial owner of 5% or more of the outstanding shares of the Company's Common Stock as of March 30, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Raging Capital Master Fund, Ltd. c/o Ogier Fiduciary Services (Cayman) Ltd. 89 Nexus Say Camana Bay, Grand Cayman KY 109007 Cayman Islands	1,535,664	(2)	21.8
Lloyd I. Miller, III 222 Lakeview Avenue, Suite 160-365 West Palm Beach, Florida 33401	703,131	(3)	9.9
Karen Singer 212 Vaccaro Drive Cresskill, NJ 07626	400,989	(4)	5.7

(1)
For each holder included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 7,044,984 shares of the Company's Common Stock outstanding as of March 30, 2015. To the knowledge of MRV, none of the holders listed above had the right to acquire any additional MRV shares on or within 60 days after March 30, 2015.

(2)
Based on information contained in a Schedule 13D/A filed with the SEC on March 18, 2015.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on January 7, 2014 and a Form 4 filed with the SEC on January 20, 2015, Lloyd I. Miller, III has sole dispositive and voting power with respect to 703,131 shares of our Common Stock as (i) the manager of a limited liability company that is the general partner of a certain limited partnership, (ii) the manager of a limited liability company that is the advisor to certain trusts, (iii) the authorized agent of a brokerage account, (iv) the manager of a limited liability company that is the manager of a limited liability company, (v) the trustee of a certain generation skipping trust, (vi) the investment counsel for a certain trust, (vii) the manager of a limited liability company, (viii) the managing member of a limited liability company and (ix) the settlor of an individual retirement account and has shared dispositive and voting power with respect to 18,408 of the reported securities as (i) an advisor to the trustee of a certain trust, and (ii) a co-trustee of a certain trust.

(4)
Based on information contained in a Schedule 13G filed with the SEC on May 15, 2014.

Beneficial Ownership of Common Stock by Directors and Executive Officers and Adoption of Stock Ownership Guidelines

        We encourage our directors, officers and employees to own our Common Stock, as we believe that owning Common Stock aligns their interest with the interests of our stockholders. To emphasize this point, the Board of Directors implemented stock ownership guidelines in November 2011 for its directors and officers. The guidelines require directors to hold equity in MRV with a value equal to three times their annual cash retainer prior to being able to sell shares issued upon exercise of stock options, restricted shares or other equity grants received after the date of implementation of the policy. Our Chief Executive Officer must hold equity in MRV with a value equal to five times his annual base salary, executive vice presidents and above (including the Chief Financial Officer and presidents of our divisions) are required to hold three times their annual base salaries, and senior vice presidents and vice presidents are required to hold equity with a value equal to two times their annual base salaries, prior to being able to sell shares issued upon exercise of stock options, restricted shares or other equity grants received after the date of implementation of the policy. After directors and officers obtain the threshold stock ownership amounts, they may sell up to 40% of their shares issued upon exercise of stock options, restricted shares and other equity grants received after the date of implementation of the policy, subject to the Company's Insider Trading Policy. The policy includes a hardship provision for limited circumstances.

        The following table summarizes the number of shares of Common Stock beneficially owned by our Named Executive Officers, by our directors and by our directors and executive officers as a group as of March 30, 2015. This table is based on information provided by our officers and directors and our corporate records.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage Ownership(3)
Named Executive Officers
Mark J. Bonney	16,199	*
Stephen Krulik	1,000	*
David S. Stehlin(4)	—	*
Stephen A. Garcia(5)	—	*
Non-management Directors
Kenneth H. Traub	39,006	*
Robert M. Pons	33,824	*
Jeannie H. Diefenderfer	2,148	*
Matthew Stecker	11,199	*

Directors and executive officers as a group (8 persons)	103,376	1.5%

*
Less than 1%

(1)
Each holder has sole voting and investment power with respect to these shares, subject to applicable community property laws and except as set forth below.

(2)
All amounts shown include shares subject to stock options which are, or will become, exercisable within 60 days of March 30, 2015, and shares of restricted stock. The number of stock options that are included above for the following individuals is: Mr. Bonney, 6,203, Mr. Traub, 10,072, Mr. Pons, 10,072 and Mr. Stecker, 6,203. The number of shares of restricted stock that are included above for the following individuals are: Mr. Bonney, 9,996, Mr. Krulik, 1,000, Mr. Traub, 23,752, Mr. Pons, 23,752, Ms. Diefenderfer, 2,148 and Mr. Stecker, 4,996.

(3)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 7,044,984 shares of the Company's Common Stock outstanding as of March 30, 2015 plus the number of shares of restricted stock and shares issuable upon exercise of options that are, or will become, exercisable within 60 days of March 30, 2015 held by such individual (but not giving effect to the shares of restricted stock and shares issuable upon exercise of options held by others).

(4)
Effective December 12, 2014, Mr. Stehlin resigned as the Company's Chief Executive Officer.

(5)
Effective August 25, 2014, Mr. Garcia's employment as the Company's Chief Financial Officer was terminated.

        Information regarding the Company's securities that are issuable under stockholder-approved and non-stockholder approved plans is set forth in Item 5 "Market for the Company's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Committees Generally and Their Members

        Our system of governance practices is documented in the MRV Communications, Inc. Corporate Governance Policies (the "Governance Policies") and the charters of the Audit Committee, Compensation Committee and Nomination and Governance Committee, all of which are available on MRV's website at www.mrv.com. The Governance Policies and charters are intended to ensure that the Board of Directors will have the necessary authority and procedures in place to review and evaluate MRV's business operations and to make decisions that are independent of our management. The Governance Policies also are intended to align the interests of directors and management with those of MRV's stockholders. The Governance Policies establish the procedures the Board of Directors will follow with respect to Board composition and selection, Board meetings and involvement of senior management, committees of the Board of Directors, director compensation, and the Chief Executive Officer's performance evaluation. Each of the committee charters addresses annual reviews of the committees and the Nomination and Governance Committee charter gives authority to that committee to recommend to the Board of Directors the process for an annual self-evaluation of the Board of Directors' performance and the performance of each of the committees. The Governance Policies and committee charters are reviewed from time to time and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Compensation Committee charter was most recently modified by the Board of Directors in December, 2013. The Audit Committee and Nomination and Governance committee charters were most recently modified by the Board of Directors in November, 2011 and the Governance Policies in October, 2009.

        The Board of Directors has a standing Audit Committee, Compensation Committee and Nomination and Governance Committee. The Audit Committee, Compensation Committee and Nomination and Governance Committee hold regularly scheduled meetings, and special meetings may be held from time to time as the Board of Directors or its committees deem necessary. At regularly scheduled Board of Directors meetings, time is set aside for the independent directors to meet in an executive session without management present.

        The Board of Directors met 15 times during 2014 in person or telephonically, and acted by unanimous written consent on 3 occasions. No director attended fewer than 75 percent of the meetings of the Board of Directors and the meetings of the committees on which they served during 2014.

        In November 2009, the Board of Directors made the position of Chairman of the Board independent. Mr. Traub is currently the Chairman of the Board and has held such role since January 2012. In such role, Mr. Traub is responsible for coordinating the activities of the directors, coordinating with the Chief Executive Officer to set the agenda for Board of Directors' meetings, chairing meetings of the Board, and leading the Board's review of the performance of the Chief Executive Officer.

        If, in the future, the Chairman of the Board of Directors is no longer independent, the Company's Governance Policies provide that a lead independent director shall be designated who would then assume the responsibilities set forth above.

        As a general matter, the Board of Directors has oversight responsibility with respect to risk management and is not responsible for the day-to-day management of risk issues, which is the responsibility of management. However, the Board of Directors directed that an analysis be conducted to identify key enterprise risks and mitigation strategies, and that an enterprise risk management plan be developed for the Company. The review and plan was completed and presented to the Board in 2010, and a further review is expected to occur in the future from time to time. The Board retains oversight of implementation and maintenance of the plan. Further, the Board of Directors approved a Transactional Authority Matrix for the Company in 2010 which is amended from time to time that identifies in detail certain transactions or actions that require various members of management, the committees of the Board and/or the Board itself to review and approve. The Board also focuses on and discusses certain key areas of risk related to the Company's annual plan and the plan of its subsidiaries, and these areas of risk are periodically addressed and reviewed on an on-going basis.

        The members of the Board of Directors, and the main committees of the Board of Directors on which they serve, are identified below:

Name	Audit		Compensation		Nomination and Governance
Kenneth H. Traub (Chairman)	X	(1)	X	(1)	X
Robert M. Pons (Vice-Chairman)	X		—		X	(1)
Mark J. Bonney	—		—		—
Jeannie H. Diefenderfer	—		X		X
Matthew Stecker	X		X		—

(1)
Committee Chair

Audit Committee

        The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of MRV's accounting, auditing, and financial reporting practices. The Audit Committee's role includes overseeing MRV's system of internal controls and disclosure controls, accounting and auditing processes and discussing with management our processes to manage business and financial risk, and compliance with applicable legal, ethical and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm engaged to issue audit reports on our financial statements. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee met 10 times, and acted by unanimous written consent on 0 occasions during 2014. A current copy of the Audit Committee Charter is available on MRV's website at www.mrv.com. For additional information concerning the Audit Committee, see "Report of the Audit Committee" on page 42 of this proxy statement.

        The Audit Committee is currently comprised of Messrs. Traub (Chair), Pons and Stecker. The Board of Directors has determined that each of the current committee members has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board of Directors has further determined that Mr. Traub is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meets the standards of independence under our Governance Policies and under the rules of the NASDAQ Stock Market, LLC.

Compensation Committee

        The primary responsibilities of the Compensation Committee are: (a) to make recommendations to the Board of Directors as to our general compensation philosophy and to oversee the development and implementation of compensation programs; (b) to evaluate the performance of the Chief Executive Officer based on Board-approved goals and objectives, and based on this evaluation, recommend to the Board of Directors the Chief Executive Officer's annual compensation level; (c) to evaluate the performance of other senior management and make recommendations to the Board of Directors regarding annual compensation levels; (d) to review and make recommendations to the Board of Directors with respect to the Company's incentive compensation plans and equity-based plans; and (e) to grant awards under the Company's equity incentive plans to employees, not including executive officers. The Board of Directors retains the authority to grant awards under the Company's equity incentive plans to executive officers and directors. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, consisting of one or more members. The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to select and retain special counsel or other experts or consultants, including sole authority to approve the fees and retention terms of such advisors, to assist in the discharge of its duties and responsibilities. A current copy of the Compensation Committee Charter is available on MRV's website at www.mrv.com. For additional information concerning the Compensation Committee, see "Compensation Committee Report" on page 27 of this proxy statement.

Nomination and Governance Committee

        The principal responsibilities of the Nomination and Governance Committee are to: (a) lead the search for qualified director candidates for election to the Board of Directors, ensuring the Board of Directors has the appropriate mix of skills and expertise; (b) retain and terminate search firms used to identify director candidates; (c) solicit the views of the Chief Executive Officer, members of our senior management, and members of the Board of Directors regarding the qualifications and suitability of director candidates; (d) establish policies and procedures for the evaluation of director candidates put forth by our stockholders; (e) review and recommend to the Board of Directors a set of corporate governance principles, code of business conduct and ethics applicable to the Board of Directors and the Company; and (f) oversee and evaluate compliance by the Board of Directors and senior management with those corporate governance principles, ethics standards and code of conduct. The Nomination and Governance Committee's role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board of Directors for any adjustments. A current copy of the Nomination and Governance Committee Charter is available on MRV's website at www.mrv.com.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee annually reviews with the Board of Directors the applicable skills and characteristics required of Board of Directors nominees in the context of the current Board of Directors composition and Company circumstances. The Nomination and Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills and experiences for the Board of Directors as a whole and its individual members with the objective of having a Board of Directors with business experience, diversity and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating the suitability of individual Board members, the Board of Directors takes into account many factors, including a general understanding of corporate governance, marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today's business environment; an understanding of the Company's business and technology; educational and professional background; and personal accomplishment. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best contribute to the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience and skill sets. In determining whether to recommend a director for re-election, the Nomination and Governance Committee also considers the director's past attendance at meetings, independence and participation in and contributions to the activities of the Board of Directors.

        The Nominating and Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider engaging such a firm in the future.

        Although the Board does not have a separate policy regarding diversity, it believes it is benefitted by a diversity of viewpoints, backgrounds and experience among its members, as reflected in the criteria for Board membership. The Board of Directors believes it is important that its members represent diverse viewpoints that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the Company's stockholders.

        Our Board has nominated five directors for re-election. On July 24, 2014, the Nomination and Governance Committee determined that it would be in the best interest of the Company to add an independent director to the Board, and the committee recommended to the Board that it be expanded from five to six members and that Ms. Jeannie H. Diefenderfer be nominated to fill the resulting vacancy. The Board had six members from July 24 until December 12, 2014, when Mr. David S. Stehlin resigned from the Board.

        The committee will consider stockholder recommendations for candidates for the Board of Directors in the same manner as other candidates. All stockholder recommendations must be in writing, addressed to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary. Submissions must be made by certified mail or commercial courier service (i.e., Federal Express). Hand delivered or emailed submissions will not be considered.

Compensation of Directors

        Our compensation program for directors is designed to achieve the following goals: compensation should fairly pay directors for work required for the Company; compensation should align directors' interests with the interest of our stockholders; and the structure of the compensation should be simple, transparent and easy to understand.

        Cash Compensation.    In November 2010, the Board of Directors approved a compensation arrangement for non-employee directors. The annual cash retainer fee for all non-employee directors was set at $42,000, with no per meeting fees and the Chairman received an additional annual retainer fee of $100,000. All non-Chair committee members receive an annual $4,000 cash retainer fee per committee, while the Chairs of the committees receive the following annual cash retainer fees: Audit Committee Chair, $10,000; Compensation Committee Chair, $7,000; and Nomination and Governance Committee Chair, $6,000. The Board approved annual retainer fees for the Vice-Chairman equivalent to the Chairman when the Vice-Chairman role was introduced in 2012. In 2015, the Board decided to reduce the additional annual retainer fees for the Chairman and Vice-Chairman from $100,000 to $50,000. The cash retainer fees are paid in quarterly installments in advance, and are prorated as appropriate based upon the dates and capacities in which each individual non-employee director serves.

        Equity Compensation.    The compensation arrangement for directors approved in November 2010 included an equity compensation component as well as a cash retainer fee component. Each of the directors receives an equivalent of $50,000 of equity each year, which amount they can elect to receive in stock options or restricted stock, with a maximum 50% election in restricted stock. The annual grant date for the equity issuances is June 1 of each year. The number of shares to be received in stock options is determined by using the Black-Scholes valuation method to determine the value per option on the valuation date (three business days prior to the grant date), and the number of shares of restricted stock is determined by using the fair market value of our Common Stock on the valuation date, which is the average of the closing bid and ask quotations per share of our Common Stock as reported on the NASDAQ Stock Market LLC. The stock options and restricted stock each vest in full upon the earlier of one year from date of grant or a change of control, as defined in our Omnibus Plan. The stock options have an exercise price equal to the closing price of the Company's Common Stock on the date of grant.

Director Compensation Table

        The following table summarizes the compensation of our non-employee directors in fiscal year 2014.

Name	Fees Earned or Paid in Cash(1)	Stock Awards($)(2)	Option Awards($)(3)	All Other Compensation($)	Total($)
Kenneth H. Traub	$159,152	$25,000	$25,000	$—	$209,152
Robert M. Pons	$152,000	$25,000	$25,000	$—	$202,000
Matthew Stecker	$50,000	$25,000	$25,000	$—	$100,000
Jeannie H. Diefenderfer(4)	$20,261	$21,370	$21,370	$—	$63,001

(1)
The amounts reported in the "Fees Earned or Paid in Cash" column reflect the total annual cash retainer earned by each director in fiscal year 2014. All amounts shown include payments on December 16, 2013 for compensation that would be earned in the first fiscal quarter of 2014. The fees earned in 2014 but paid in 2013 for the following individuals is: Mr. Traub, $39,350, Mr. Pons, $38,000 and Mr. Stecker, $12,500.

(2)
These restricted stock grants have a one year vesting period, subject to continued service to the Company. The fair value of the restricted stock on the date of the grants to Messrs. Traub, Stecker, and Pons, determined in accordance with ASC 718, was $13.32 per share. The fair value of the restricted stock on the date of the grant to Ms. Diefenderfer was $9.72 per share.

(3)
Amounts reflect the aggregate grant date fair value determined by MRV calculated in accordance with ASC 718. All of the director stock options granted in 2014 vest in full one year from the date of grant, have an exercise price equal to the average of the closing bid and ask quotations per share of the Company's Common Stock as reported on the NASDAQ Global Market on the date of grant, and have a 10-year term. The aggregate number of shares of restricted stock and stock option awards outstanding as of December 31, 2014 for our directors serving as of that date were: 8,271 and 44,738, respectively.

(4)
Ms. Diefenderfer joined the Board on July 24, 2014, and on December 1, 2014 Ms. Diefenderfer received a pro rata award of restricted stock and stock options for the portion of the 12-month measurement period for which she was a member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, our directors, executive officers and stockholders who own more than 10% of a registered class of the Company's equity securities are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We believe, based on filings we have made on behalf of directors and officers, and on a review of copies of such reports furnished to us, that the reports required of our executive officers, directors and 10% or greater stockholders were duly and timely filed during the year ended December 31, 2014.

Relationships of Officers and Directors

        Pursuant to the Audit Committee Charter, it is the responsibility of the Audit Committee to review and approve all related party transactions. While there is no formal policy regarding the standards to be applied by the Audit Committee in determining whether to approve or disapprove related party transactions, in determining whether a proposed related party transaction is in the best interests of the Company and whether to approve or disapprove the transaction, the Audit Committee will generally consider, among other factors, the terms that it believes would be available to the Company in an arm's length transaction with an unrelated third party. In particular, the Audit Committee has historically required that the terms of the transaction be no less favorable to the Company than those available from an unaffiliated third party and that the Company would be expected to obtain a consistent or more favorable result than it would in an arm's length transaction with an unrelated third party. In applying this standard, the Committee also considers whether the transaction would be conducted differently than it would be with an unrelated third party. Other factors that may be considered by the Audit Committee in making such determination include the benefit of the transaction to the Company (including the cost, nature, quantity and quality of the goods or services involved), and the terms, conditions and circumstances of the transaction. In making such determination, the Audit Committee relies on information provided to it by Company management as well as the general knowledge and experience of Audit Committee members.

        There were no transactions or series of transactions in 2014, or subsequently, in excess of $120,000 regarding related persons as defined by the rules and regulations promulgated under the Exchange Act.

Communications with the Board of Directors

        The Board of Directors maintains a process by which stockholders and other interested parties may communicate with members of the Board of Directors. Any stockholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, 20415 Nordhoff Street, Chatsworth, California 91311.

        All communications received in accordance with this procedure will be reviewed initially by our Chief Financial Officer to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the officer determines that the communication is an advertisement or otherwise constitutes inappropriate material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Code of Business Conduct and Corporate Governance

        We have adopted a Code of Business Conduct and Corporate Governance that applies to all of our directors, officers and employees. In compliance with the applicable rules of the SEC, special ethics obligations of the Chief Executive Officer, Chief Financial Officer, and other employees who perform financial or accounting functions are set forth in the section of the Code of Business Conduct and Corporate Governance entitled "Special Ethics Obligations of Employees with Financial Reporting Responsibilities." The Code is available through our website at www.mrv.com. Printed copies are available free of charge and may be requested by contacting the Investor Relations Department either by mail at corporate headquarters, by telephone at (818) 773-0900 or by e-mail at ir@mrv.com.

        We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to, or a waiver from, the Code of Business Conduct and Corporate Governance by posting such information on our website at www.mrv.com.

EXECUTIVE OFFICERS OF THE COMPANY

        A biography of Mr. Bonney, our current President and Chief Executive Officer, is set forth in the "Director Nominees" section of "Election of Directors (Proposal No. 1)", above. A biography of Mr. Krulik, our other current executive officer, is set forth below.

        Stephen Krulik, age 42, Chief Financial Officer

        Mr. Krulik joined MRV as the Vice President, Finance in May 2014. Previously, from 2007, Mr. Krulik served as VP of Worldwide FP&A at Technicolor Creative Services, a role that included responsibility for planning several restructuring programs, Internal Control compliance and financial responsibility for a number of Technicolor's businesses including Digital Cinema, Post Production & Sound, Film & Distribution, and Digital Productions. Prior to Technicolor, Mr. Krulik served in several financial leadership roles. Mr. Krulik is a Certified Public Accountant. He received his BA in Mathematics from the University of California, Berkeley, and his MBA from the University of California, Los Angeles, Anderson School of Business, Executive Program. There are no arrangements or understandings between Mr. Krulik and any other persons pursuant to which he was selected as Chief Financial Officer and Chief Accounting Officer. There are also no family relationships between Mr. Krulik and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis explains our strategy, design and decision-making around our compensation programs and practices as they relate to our Named Executive Officers as defined by the rules promulgated under the Exchange Act. The Compensation Committee has the responsibility for evaluating, approving and recommending to the Board of Directors MRV compensation programs. The Compensation Committee is also responsible for reviewing and evaluating the performance of our Chief Executive Officer and his direct reports, including all of the Named Executive Officers, relative to meeting corporate goals and objectives, and determining compensation levels for these officers based on this evaluation.

Philosophy

        Our compensation decisions for 2014 were impacted by the transition the Company was undergoing from 2012 through 2014. In August 2012, the Company announced that it had concluded a process of exploring strategic alternatives which resulted in the divestiture of certain subsidiaries and that it intended to retain, build and invest in its optical communications systems ("OCS") business and retain its Tecnonet business. In 2014, the Company's focus remained on improving OCS' penetration in certain markets, furthering the development of the optical transport line of products, and continuing its efforts towards TL9000 certification. As a result, the Company has identified a mix of financial and non-financial objectives related to the continued transformation of the OCS business, and has tied certain executive compensation incentives to the achievement of these objectives. Additionally, because the expansion of and investment in the OCS business is a long-term priority for the Company, the Compensation Committee determined that the compensation mix should include longer-term equity incentive compensation, in addition to base salary and short-term performance-based bonuses. The Compensation Committee has determined that such long-term equity awards could attract and motivate its executive team and create a strong connection between executive compensation and long-term stockholder value. Accordingly, the compensation mix for the Chief Executive Officer and Chief Financial Officer has been designed to provide a balanced mix of annual and longer-term incentives.

        Risk Oversight and Controls.    As a general matter, the Board of Directors has oversight responsibility with respect to risk management and is not responsible for day-to-day management of risk issues, which is the responsibility of management. The Board of Directors has approved a

Transactional Authority Matrix, as amended from time to time, to address approval controls required for various types of actions. Areas of risk that are focused on at quarterly Board of Directors meetings are the review of contingent liabilities and significant litigation matters. With respect to compensation plans rewarding risk-taking, the Compensation Committee has reviewed our compensation policies and practices for all employees, including executive and non-executive officers, and determined that our compensation programs do not give rise to risks reasonably likely to have a material adverse effect on MRV. The Compensation Committee noted several design features of MRV's incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support enhancing stockholder value. For example:

  •
  The program design for 2015 is intended to provide a balanced mix of annual and longer-term incentives.

  •
  The performance-based incentives granted to Mr. Bonney and Mr. Krulik include not only the achievement of various financial metrics, but also the achievement of specific objectives related to the Company's strategic goals, incentivizing the Named Executive Officers to execute plans designed to enhance stockholder value.

  •
  In November 2011, the Board of Directors approved stock ownership guidelines for directors and executive officers that require the directors and officers to obtain a meaningful equity ownership level before they can sell their equity grants, thereby increasing their alignment with stockholder value.

  Annual Compensation Methodology

        The Compensation Committee annually reviews the salary, bonus and equity-based compensation given to the Named Executive Officers and our other highly compensated employees, and otherwise meets from time to time related to executive new hires, promotions and terminations. The Compensation Committee also reviews and adopts the annual incentive opportunities for each of our subsidiaries and business segments. In addition, the Incentive Compensation Plan (the "Plan") has provided for bonuses based on corporate and business unit performance, as applicable, and each year the Compensation Committee will adjust targets pursuant to the Plan. For Named Executive Officers, the Compensation Committee determines whether the officers' performance justifies adjustments to base salaries, bonuses and granting of share-based compensation. The Compensation Committee then recommends its overall compensation plan to the full Board of Directors for its approval. The full Board of Directors also approves the annual operating plan of the Company and each of its business units for the year on which the financial targets of the Plan are based. In addition, the Compensation Committee may consider discretionary bonuses for performance exceeding expectations and uses its discretion in review of Plan targets and performance.

        In 2014, the Board of Director's approved long-term equity incentives as part of its compensation mix, a compensation strategy that it intends to continue into 2015 under the 2015 Long-Term Incentive Plan, subject to stockholder approval at the 2014 Annual Meeting. The Compensation Committee believes that Common Stock-based awards are viewed as an important component of total executive pay, aligning compensation with increasing stockholder value and, thus, providing an important benefit to stockholders. Stock options provide a financial reward only in the event that stockholder value is increased. Restricted stock and restricted stock unit awards allow for employees to have an ownership stake in the Company regardless of the current stock price. Generally, within compensation programs, equity grants are viewed as a cost-effective method for providing long-term incentive compensation.

  The Role of Consultants

        In November 2013, the Compensation Committee hired Grant Thornton LLP ("Grant Thornton") as a compensation consultant, in order to provide a study of comparable fixed and variable compensation levels, as reported by a peer group of similar companies, for the Company's most senior executives for 2014 compensation. The study helped the Compensation Committee benchmark targets for performance-based compensation, long-term and short-term, as well as base pay. Grant Thornton ceased providing consulting services to the Company in March 2014. Grant Thornton also serves as MRV's independent registered accounting firm. The Compensation Committee and Audit Committee analyzed whether the work of Grant Thornton would raise any conflicts of interest, taking into account how the work would be structured and firewalls that would be put into place within Grant Thornton. The Compensation Committee and Audit Committee each determined that the work of Grant Thornton did not raise any conflict of interest as defined in Item 407 of Regulation S-K.

  The Role of Executive Officers in Determining Executive Compensation

        Consistent with our Compensation Committee charter, the Compensation Committee makes recommendations to the Board as to the Company's general compensation philosophy and all compensation decisions related to the Chief Executive Officer and his direct reports, which includes all of the Named Executive Officers other than the Chief Executive Officer. To aid in making those recommendations and decisions for 2014 for all Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer provided information and recommendations to the Compensation Committee in setting compensation in 2014, including information relating to the performance of the executive officers, appropriate levels and components of compensation, and the targets for business unit performance or other goals for our annual cash incentives.

  •
  In particular, our typical practice, continued through 2014, called for our Chief Executive Officer to meet with the Compensation Committee near the beginning of the fiscal year to present for review and approval, as applicable;

  •
  An analysis of the 30 most highly compensated employees at MRV, which included, among other things, their salary, short-term cash incentive bonus, long-term bonus incentive, and benefits;

  •
  Recommendations on aggregate base salary merit increases by entity and entity bonus pools based on market global compensation data and our financial performance during the prior fiscal year for all employees on the payroll to be included as part of the annual budget process; and

  •
  A recommended performance rating structure for determination of the annual cash incentive awards for our business units, which structure was based upon key metrics that, if achieved, would create positive market performance and was a basis for creation of shareholder value.

        At the end of each year, our Chief Executive Officer also assists our Compensation Committee in evaluating our corporate performance and providing performance ratings for each of his direct reports for the recently completed fiscal year. Our internal procedures regarding compensation for all executive officers and individuals with a direct reporting relationship to the Chief Executive Officer require that Board of Directors approval be sought and received. Our Human Resources department also supports the Compensation Committee in various other compensation-related tasks and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs.

  Determination of the Chief Executive Officer's Compensation

        The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer in light of Board-approved goals and objectives and recommending to the Board the Chief Executive Officer's compensation level based on this evaluation. In making the recommendation regarding the long-term incentive component of Chief Executive Officer compensation, the Committee considers, among other factors, the Company's performance and relative stockholder return, the value of similar incentive awards to chief executive officers at the Company's competitors and other comparable companies, and the awards given to the Chief Executive Officer in past years.

        On January 31, 2013, the Company announced that the Board of Directors appointed David S. Stehlin to serve as Chief Executive Officer of the Company beginning February 1, 2013, and he remained in that role until December 12, 2014. In conjunction with his promotion to Chief Executive Officer, the Company entered into an employment agreement with Mr. Stehlin, effective as of February 1, 2013 (the "Stehlin Employment Agreement"). Under the Stehlin Employment Agreement, Mr. Stehlin received a base salary at an initial annual rate of $350,000, an annual target bonus opportunity equal to 80% of his annual base salary, and an initial equity award of 18,000 stock options and 6,000 shares of restricted stock. The equity grants for the 2013 fiscal year occurred on April 1, 2013, and the shares of restricted stock were to have vested in full on February 1, 2016, subject to Mr. Stehlin's continued employment. The stock options had an exercise price equal to the fair market value per share on the option grant date, which was $10.55 per share, and 6,000 of the options vested on February 1, 2014, with the remaining 12,000 options to vest pro rata monthly over the following 24-month period, subject to Mr. Stehlin's continued employment.

        On April 1, 2014, the Board approved a salary increase for Mr. Stehlin such that his annual base salary was increased to $360,500, effective January 1, 2014 and grants of 30,000 stock options and 5,500 shares of restricted stock. The Board also approved an equity award of 8,409 stock options and 4,205 shares of restricted stock, in lieu of a cash bonus in connection with Company financial objectives met in fiscal 2013. All of the shares of restricted stock were to vest in full on February 1, 2017, subject to Mr. Stehlin's continued employment. The stock options had an exercise price equal to the fair market value per share on the option grant date, which was $14.51 per share, and the options were to vest pro rata in annual installments starting from February 1, 2015, subject to Mr. Stehlin's continued employment.

        On December 12, 2014, in connection with Mr. Stehlin's resignation, MRV entered into a Resignation Agreement (the "Stehlin Resignation Agreement") with Mr. Stehlin. Pursuant to the Stehlin Resignation Agreement, MRV agreed to make the following payments: a cash separation payment equal to 60 days' base salary; a $50,000 cash payment in lieu of bonus; and salary continuation payments for six months. In addition, MRV agreed to pay Mr. Stehlin's COBRA premiums for a period of up to 12 months. Upon his separation from the Company, Mr. Stehlin became vested in options for 8,409 shares and 4,205 shares of restricted stock which had been granted to him in April 2014, in accordance with the terms of those awards. Mr. Stehlin forfeited all other outstanding unvested options and awards of restricted stock.

        On December 12, 2014, MRV appointed Mark J. Bonney, who had been serving as its Chief Financial Officer, as its President and Chief Executive Officer, effective December 15, 2014. In connection with Mr. Bonney's appointment as President and Chief Executive Officer, MRV entered into an Amended and Restated Employment Agreement (the "Bonney Employment Agreement") with Mr. Bonney on December 12, 2014. The Bonney Employment Agreement sets forth Mr. Bonney's duties and responsibilities as Chief Executive Officer, the terms of his compensation, the effect of a potential future termination event, and other customary provisions regarding release of claims and covenants related to confidentiality, non-solicitation, non-competition, non-disparagement and claw back requirements. Under the Bonney Employment Agreement, Mr. Bonney will receive a base salary at an initial annual rate of $360,500 and an annual target bonus opportunity equal to 80% of his annual base salary. In connection with his service as MRV's Chief Financial Officer from August 25, 2014 through December 14, 2014 under the Bonney Employment Agreement, Mr. Bonney earned a one-time performance bonus of $25,000. Mr. Bonney did not receive a cash bonus in connection with his service as MRV's Chief Executive Officer in 2014.

        If Mr. Bonney is terminated by the Company without "cause" or by him for "good reason" (as those terms are defined in the Bonney Employment Agreement), he will receive up to 12 months' payment of COBRA premiums and severance consisting of salary continuation of twelve months' base salary, unless the termination occurs after a change in control, in which case the severance will be a lump sum payment equal to 12 months' base salary and accelerated vesting of unvested Company equity awards assumed as part of the change in control.

  The Role of Peer Groups and Benchmarking

        As part of Grant Thornton's services, the consultant provided a competitive analysis of market pay practices for our Chief Executive Officer and Chief Financial Officer. In consultation with the Compensation Committee, Grant Thornton selected a compensation peer group that the Compensation Committee believed to be similar to us based on product and customer profile. The companies selected as "primary peers" are listed below:

  •
  Ambient Corp

  •
  Anaren Inc

  •
  Axesstel Inc

  •
  Calamp Corp

  •
  Concurrent Computer CP

  •
  KVH Industries Inc

  •
  Meru Networks Inc

  •
  Netscout Systems Inc

  •
  Numerex Corp

  •
  Oplink Communications Inc

  •
  Optical Cable Corp

  •
  PCTEL Inc

  •
  ShoreTel Inc

  •
  Westell Technologies Inc

  •
  Zhone Technologies Inc

        The peer group data was supplemented by compensation surveys on compensation levels as reported by companies similar to MRV in industry and size.

Incentive Compensation Plan and Bonus Targets

        In March 2014, the Board of Directors, upon recommendation by the Compensation Committee, approved amended performance targets to the Plan, our annual cash incentive plan, and bonus percentage targets for management and other participants under the Plan. In approving the targets for performance-based cash bonus compensation, the Compensation Committee and Board of Directors took the benchmarking study conducted by Grant Thornton in 2013 into consideration and the committee's philosophy of weighting performance-based compensation. The targets were calculated as percentages of annual base pay, and are set forth below for the listed Named Executive Officers. At the time Mr. Bonney was appointed Chief Financial Officer in August 2014, his bonus target percentage was set at 60%, and subsequently increased to 80% at the time he was appointed Chief Executive Officer in December 2014.

Name	Bonus Target
Mark Bonney	80%
David S. Stehlin	80%
Stephen A. Garcia	60%

        The Plan, which set forth the terms for which an annual bonus was earned, provided that a participant's bonus was based on the EBITDA, gross profit, and revenues of the business operating unit to which the participant of the Plan belonged. The targets were set above the prior year's achievements, and were intended to incentivize the participants to push their teams to reach their goals. The Plan provided for over-achievement of the revenue and gross profit goals of up to a maximum of 150% of the target Bonus at 115% of revenue or gross profit goals, and a minimum of 50% of target bonus at 90% achievement of the revenue or gross profit goals. The bonuses were not earned unless the participant was employed as of the end of the Plan year, regardless of the reason for termination (unless otherwise set forth in a severance agreement). The Plan provided for quarterly goals in line with the annual goals, but there is no over-performance component for exceeding the quarterly revenue and gross profit goals.

        The financial and strategic objectives under the Plan for 2014 were not achieved and, accordingly, no persons received any bonus under the Plan.

        At the time Mr. Bonney was appointed Chief Executive Officer in December 2014, the Compensation Committee reviewed the performance of Mr. Bonney since his original appointment as Chief Financial Officer in August 2014, and determined that Mr. Bonney achieved the objectives required to receive a one-time performance bonus of $25,000 based upon his performance against non-financial objectives relating to certain finance functions approved by the Board for the period August 25, 2014 through December 31, 2014. Mr. Bonney's amended employment agreement provided for the payment of the bonus in 2015. Mr. Bonney did not earn any additional bonus under the Plan in his capacity as Chief Executive Officer or Chief Financial Officer.

        The Compensation Committee reviewed the performance of Mr. Krulik against the financial and non-financial objectives set for him in 2014, and determined that he would receive a total bonus of $8,200 outside of the Plan in respect of his role as controller and Vice President of Finance prior to his becoming a Named Executive Officer. In 2014, Mr. Krulik was not eligible to earn a performance-based bonus in respect of his role as Chief Financial Officer under the Plan or otherwise.

        In connection with Mr. Stehlin's resignation as Chief Executive Officer, Mr. Stehlin was paid a one-time bonus payment of $50,000 as a component his separation arrangement. This payment was not made in respect of the achievement of any particular financial or strategic objective under the Plan.

        Mr. Garcia was not paid any bonus in connection with his termination as Chief Financial Officer in August 2014, although he received a one-time payment of $30,000 in respect of the provision of transition services.

        Fiscal 2015 Bonus Targets.    In connection with Mr. Bonney's promotion to Chief Executive Officer and Mr. Krulik's promotion to Chief Financial Officer, the Board of Directors, upon recommendation by the Compensation Committee, approved the following 2015 target bonus amounts for the Named Executive Officers, expressed as percentages of annual base pay:

Name	Bonus Target
Mark J. Bonney	80%
Stephen Krulik	35%

Fiscal Year 2014 and First Quarter of 2015 Compensation Decisions

  Appointment of New Chief Executive Officer

        Effective December 15, 2014, MRV appointed Mark J. Bonney, who had been serving as its Chief Financial Officer, as its President and Chief Executive Officer. Under the Bonney Employment Agreement, Mr. Bonney receives a base salary at an initial annual rate of $360,500 and, beginning in 2015, an annual target bonus opportunity equal to 80% of his annual base salary.

  Employment of Chief Financial Officer

        On August 25, 2014, Stephen Garcia's employment as MRV's Chief Financial Officer was terminated and MRV appointed Mark J. Bonney to serve as executive vice president and Chief Financial Officer. MRV entered into an Employment Agreement with Mr. Bonney effective August 25, 2014 (the "Bonney CFO Employment Agreement"). Under the Bonney CFO Employment Agreement, Mr. Bonney received a base salary at an initial annual rate of $300,000, an opportunity for a one-time performance bonus of up to $25,000 for the period August 25, 2014 through December 31, 2014, an annual target bonus opportunity equal to 60% of his annual base salary, and an initial equity award of 15,000 stock options and 5,000 shares of restricted stock.

        On December 12, 2014, in connection with Mr. Bonney's appointment as Chief Executive Officer he stepped down as MRV's Chief Financial Officer and Chief Accounting Officer. MRV promoted Stephen Krulik, 42, who had been Vice President of Finance since May 5, 2014, to Chief Financial Officer and Chief Accounting Officer. In connection with Mr. Krulik's promotion to Chief Financial Officer, the Company entered into a letter agreement (the "Krulik Letter Agreement") with Mr. Krulik dated December 12, 2014. The Krulik Letter Agreement does not provide for employment for a specified term and Mr. Krulik's employment is on an at-will basis. Under the Krulik Letter Agreement, Mr. Krulik receives a base salary at an initial annual rate of $215,000 and, beginning in 2015, an annual target bonus opportunity equal to 35% of his annual base salary.

  Separation and Transition Payments

        On August 25, 2014, in connection with Mr. Garcia's termination, MRV entered into a Separation Agreement (the "Garcia Separation Agreement") with Mr. Garcia. Pursuant to the Garcia Separation Agreement, MRV continued to pay Mr. Garcia's salary for a period of twenty-six weeks following August 25, 2014 (the "Garcia Termination Date"). In addition, MRV paid Mr. Garcia's COBRA premiums for the 6 months beginning on the first day of the month following the Garcia Termination Date. Under the Garcia Separation Agreement, Mr. Garcia agreed that all unvested stock options and shares of restricted stock which were granted to him by MRV were forfeited. Mr. Garcia received a one-time payment of $30,000 in consideration of the provision of transition services. No other severance or bonus payments were owed to Mr. Garcia in connection with his employment agreement.

        On December 12, 2014, in connection with Mr. Stehlin's resignation, MRV entered into a Resignation Agreement (the "Stehlin Resignation Agreement") with Mr. Stehlin. Pursuant to the Stehlin Resignation Agreement, MRV was to pay Mr. Stehlin an amount equal to any unpaid base salary, plus 60 days' base salary on the first regularly scheduled pay date following December 12, 2014 (the "Stehlin Resignation Date"). MRV will continue to pay Mr. Stehlin's salary for a period of six months following the Stehlin Resignation Date and paid Mr. Stehlin a bonus payment of $50,000. In addition, MRV will pay Mr. Stehlin's COBRA premiums for a period equal to the lesser of (i) 12 months beginning on the first day of the month following the Stehlin Resignation Date, or (ii) Mr. Stehlin becoming eligible for comparable benefits under a group health plan of another employer. Under the Stehlin Resignation Agreement, Mr. Stehlin agreed that all unvested stock options and shares of restricted stock which were granted to him by MRV were forfeited, other than the grants of 8,409 stock options and 4,205 shares of restricted stock granted to Mr. Stehlin in April 2014, which accelerated in accordance with the terms of the grant. No other severance or bonus payments were owed to Mr. Stehlin in connection with his employment agreement.

  2014 Bonus Arrangements

        In connection with his employment as Chief Financial Officer, Mr. Garcia was eligible to participate in the Company's incentive plan for 2013 with a target bonus of 60% of his annual base salary ("Garcia Target Bonus"). The Plan provided for over-achievement of the revenue and gross profit goals of up to a maximum of 150% of Garcia's Target Bonus at 115% of revenue or gross profit goals, and a minimum of 50% of Garcia's Target Bonus at 90% achievement of the revenue or gross profit goals. The Plan also had a minimum threshold of 90% for the EBITDA target before any bonus could be earned.

        In connection with Mr. Stehlin's appointment as Chief Effective Officer, effective February 1, 2013, Mr. Stehlin's annual target bonus opportunity was established at 80% of his annual base salary ("Stehlin Target Bonus"). The Plan provided for over-achievement of the revenue and gross profit goals of up to a maximum of 150% of Stehlin's Target Bonus at 115% of revenue or gross profit goals, and a minimum of 50% of Stehlin's Target Bonus at 90% achievement of the revenue or gross profit goals. The Plan also had a minimum threshold of 90% for the EBITDA target before any bonus could be earned. The Plan provided for quarterly goals in line with the annual goals, but there is no over-performance component for exceeding the quarterly revenue and gross profit goals.

        On April 1, 2014, the Board of Directors of the Company approved equity grants to Mr. Stehlin and Mr. Garcia in lieu of a cash bonus in connection with the Company meeting certain financial objectives in 2013 (described below). The Plan provided for quarterly goals in line with the annual goals, but there is no over-performance component for exceeding the quarterly revenue and gross profit goals.

  Stock Option Grants/Shares of Restricted Stock

        In 2014 the Board of Directors utilized long-term equity awards to attract and motivate its executive team.

        Taking the compensation study conducted by Grant Thornton in 2013 into account, on April 1, 2014, the Board of Directors approved annual stock option grants for the Company's Common Stock and shares of restricted stock for the following individuals in the following amounts:

Name	Title	Number of Options	Number of Shares of Restricted Stock
David S. Stehlin	Chief Executive Officer	30,000	5,500
Stephen Garcia	Chief Financial Officer	12,000	3,500

        In addition, on April 1, 2014, the Board of Directors of the Company approved equity grants to Mr. Stehlin and Mr. Garcia in lieu of cash bonuses that were due to them in connection with the Company meeting certain financial objectives pursuant to the Company's 2013 incentive plan, as follows:

Name	Title	Number of Options	Number of Shares of Restricted Stock
David S. Stehlin	Chief Executive Officer	8,409	4,205
Stephen Garcia	Chief Financial Officer	4,775	2,388

        The equity grants occurred on April 1, 2014. Upon his termination, Mr. Garcia agreed that all unvested stock options and shares of restricted stock which were granted to him by MRV were forfeited, including stock option and shares of restricted stock issued to Mr. Garcia on April 1, 2014 in lieu of a cash bonus. Upon his resignation, Mr. Stehlin agreed that all unvested stock options and shares of restricted stock which were granted to him by MRV were forfeited, other than the grants of 8,409 stock options and 4,205 shares of restricted stock granted to Mr. Stehlin in April 2014, which accelerated in accordance with the terms of the grant.

        Pursuant to his appointment on August 25, 2014 as Chief Financial Officer, Mr. Bonney received an initial equity award of 15,000 stock options and 5,000 shares of restricted stock. The number of shares covered by this stock option grant inadvertently exceeded a limitation applicable to equity awards under the 2007 Equity Incentive Plan, and 1,513 excess options were determined to be rescinded and void as of the grant date.

Policy Governing Grant of Stock Options

        We adopted a written stock option policy, updated in January 2013, to supplement the provisions of our equity compensation plans and to govern the timing of stock option grants to employees generally and to officers and directors in particular. The goal in adopting the policy was to seek to ensure that equity-based awards were made in a manner consistent with the terms of the governing plans and at prices and times that are determinable, and only upon approval by the Compensation Committee, and the Board of Directors for certain executives including the Named Executive Officers.

Compensation Recoupment Policy

        In the event of a material restatement of our annual financial statement included in a report on Form 10-K, the Chief Executive Officer and Chief Financial Officer must each deposit or cause to be deposited into an escrow account the difference between (i) the amount of any incentive compensation received for each of the applicable years covered by such restated financial statements and (ii) the amount of such cash bonus or incentive compensation that would have been earned based on the information contained in the restated financial statements.

        The amount deposited into escrow by an executive officer will be returned to the executive officer if a majority of the independent members of the Board determines that the financial restatement was not due to the recklessness of such executive officer. Otherwise, the escrowed amount will be paid to us.

Employee Benefits

        Executives are generally entitled only to qualified plan benefits consistent with those offered to our other employees. We offer group life, disability, medical, dental and vision insurance and a 401(k) plan.

Effect of Section 162(m) of the Code

        In general, under Section 162(m) of the Code, a publicly held corporation may not deduct as an expense for federal income tax purposes total compensation in excess of $1 million paid in any taxable year to each of its chief executive officer and other Named Executive Officers (other than the Chief Financial Officer). The deduction limitation does not apply, however, to qualifying "performance-based" compensation. If approved by our stockholders, our 2015 Long-Term Incentive Plan (which is the subject of Proposal 3) contains provisions allowing us to make performance-based equity and cash incentive awards that are intended to qualify for the "performance-based" compensation exemption.

        The Compensation Committee is mindful of the limit on deductibility of certain non-performance-based compensation under Section 162(m) of the Code; however, the Committee is not constrained from authorizing the payment of compensation that is subject to the deduction limit and may do so, as and when it deems appropriate, and in our best interest, under the circumstances. Although the Compensation Committee considers the net cost to us in making its compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that we will be allowed to deduct all of the compensation paid to our executives.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Mr. Traub (Chair), Ms. Diefenderfer and Mr. Stecker. No member of the Compensation Committee was, from January 1, 2014 to present, an officer or employee of MRV or any of its subsidiaries; was formerly an officer of MRV or any of its subsidiaries; or had a relationship in 2014 requiring disclosure under applicable SEC regulations except as set forth in "Relationships of Officers and Directors and Director Independence" set forth above. No executive officer of MRV serves or served as an executive officer, director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, any of whose executive officers served as a member of the Compensation Committee or as a director of MRV.

Stockholder Advisory Vote on Executive Compensation

        The results of the stockholder advisory vote on executive compensation proposal at our annual meeting of stockholders held in June 2014 were very favorable, with approximately 96% of the shares that were voted approving, and 4% of the shares that voted voting against or abstaining from voting. In January 2012, we held an annual meeting of stockholders in which we submitted to stockholders an advisory vote on the frequency of holding an advisory vote on executive compensation. Holders of over 98% of the Company's Common Stock approved the Board-recommended one-year frequency, with the remaining shares voting for a two or three year frequency or abstaining from voting. We appreciate the confidence our stockholders have in our Board of Directors oversight of executive compensation. Our Board of Directors continues to review and revise the Company's compensation programs to keep the programs in line with the Board of Director's strategic plan for the Company, and we will continue to take our stockholders' advice to request an advisory vote of stockholders on executive compensation on a one-year frequency.

Compensation Committee Report

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, in whole or in part, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

        The Compensation Committee of MRV has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors
Kenneth H. Traub, Chair Matthew Stecker Jeannie H. Diefenderfer

SUMMARY COMPENSATION TABLE

        The following table summarizes information regarding compensation paid and the fair value of equity grants during each of the past three fiscal years to the Named Executive Officers serving during the year ended December 31, 2014.

	Year	Salary	Bonus	Option Awards(1)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(2)	All Other Comps(3)	Total
Mark J. Bonney(4)	2014	$149,506	$25,000	$104,586	$94,486	—	$9,114	$382,692
Chief Executive Officer
Stephen Krulik(5)	2014	$115,960	$8,200	$8,751	$9,720	—	$10,941	$153,572
Chief Financial Officer
David S. Stehlin(6)	2014	$347,940	—	—	—	—	$78,182	$426,122
Former Chief Executive Officer	2013	$350,000	$7,761	$153,641	$124,315	$132,480	$8,242	$776,439
	2012	$279,449	$36,619	—	—	$12,937	$8,124	$337,129
Stephen A. Garcia(7)	2014	$177,682	—	—	—	—	$149,999	$327,681
Former Chief Financial Officer	2013	$265,000	—	$90,726	$72,978	$75,229	$9,077	$513,010
	2012	$66,250	—	—	—	—	$1,069	$67,319

(1)
Amounts reflect the aggregate grant date fair value determined by MRV calculated in accordance with Financial Accounting Standards Board ASC 718 Compensation—Stock Compensation ("ASC 718"). The stated amounts do not reflect whether the recipient will actually realize a financial benefit from the awards. For additional information regarding valuation assumptions, refer to Note 13 (Share-Based Compensation) in the Notes to our financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
In 2012, the Non-Equity Incentive Plan Compensation bonus plan for Mr. Stehlin had quarterly targets, and the full amount of his 2011 Non-Equity Incentive Plan Compensation cash bonus was paid during the 2012 performance year. The Non-Equity Incentive Plan Compensation cash bonuses earned by Mr. Stehlin and Mr. Garcia for the 2013 fiscal year were paid out in April, 2014, as described herein under the heading "Incentive Compensation Plan and Bonus Targets" above.

(3)
None of the Named Executive Officers received perquisites in excess of $10,000, and therefore such amounts are not included in the "All other compensation" or "Total" columns. For each Named Executive Officer, "All other compensation" includes life insurance premiums paid by MRV and contributions made by MRV to the Company's 401(k) savings plan on the officer's behalf.

(4)
Prior to his appointment as the Chief Financial Officer of MRV on August 25, 2014, Mr. Bonney served as a non-employee director of MRV. In 2014, Mr. Bonney earned $43,333 in director's fees paid in cash, including $14,000 for fees earned in the first fiscal quarter of 2014 but paid on December 16, 2013. In connection with his service as non-employee director, Mr. Bonney also received $25,000 in stock awards, and $25,000 in option awards for a total of $93,333 of total director's compensation. On August 25, 2014, MRV appointed Mr. Bonney as its Chief Financial Officer, and Mr. Bonney remained as MRV's Chief Financial Officer until December 12, 2014, during which time he earned $92,308 in salary and $25,000 as a bonus. Effective December 15, 2014, Mr. Bonney was appointed MRV's Chief Executive Officer, and in this role he earned $13,865 in salary until the end of the 2014 fiscal year.

(5)
Mr. Krulik was appointed the Chief Financial Officer of MRV on December 12, 2014, and from this time until the end of the 2014 fiscal year he earned $8,269 in salary. Prior to December 12, Mr. Krulik had served as MRV's Vice President, Finance, and in this role he earned $107,691 in salary and $8,200 as a bonus in fiscal 2014.

(6)
Mr. Stehlin joined MRV's OCS division as its Senior Vice President of Sales and Marketing in April 2011, became the President of OCS in February 2012, and was promoted to the position of Chief Executive Officer in February 2013. Mr. Stehlin agreed to receive his bonus with respect to 2013 annual financial objectives in the form of a combination of stock options and restricted stock, in lieu of a cash bonus. On April 1, 2014, the Company granted 8,409 stock options and 4,205 shares of restricted stock to Mr. Stehlin in lieu of the cash bonus. Mr. Stehlin resigned as MRV's Chief Executive Officer effective December 12, 2014.

(7)
Mr. Garcia became our Chief Financial Officer in April 2012, as a consultant for Avant and was compensated by Avant. In October 2012, MRV hired Mr. Garcia directly as an employee, which compensation is reflected in the table above. Mr. Garcia agreed to receive his bonuses with respect to 2013 annual financial objectives in the form of a combination of stock options and restricted stock, in lieu of a cash bonus. On April 1, 2014, the Company granted 4,775 stock options and 2,388 shares of restricted stock to Mr. Garcia in lieu of the cash bonus that was owed with respect to the performance against the 2013 financial objectives. Mr. Garcia's employment by MRV was terminated on August 25, 2014.

 GRANTS OF PLAN-BASED AWARDS IN 2014

        The following table summarizes awards to Named Executive Officers during 2014:

									All Other Stock Awards: Number of Shares of Restricted Stock	All Other Option Awards: Number of Securities Underlying Options		Grant of Date Fair Value of Stock and Option Awards
			Estimated future payout under non-equity incentive plan awards(1)			Estimated future payout under equity incentive plan awards
											Exercise Price of Option Awards
Name	Grant date		Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $
Mark J. Bonney	6/2/2014		—	—	—	—	—	—	2,041	4,472	$13.32	$50,000
	8/25/2014		44,788	77,767	93,597	—	—	—	5,000	13,487	$13.46	$149,072
	12/12/2014		5,630	15,013	19,516	—	—	—	—	—	—	—
Stephen Krulik	12/1/2014		—	—	—	—	—	—	1,000	2,000	$9.72	$18,471
	12/12/2014		1,469	3,917	5,092	—	—	—	—	—	—	—
David S. Stehlin	4/1/2014	(2)	—	—	—	—	—	—	4,205	8,409	$14.51	$122,316
	4/1/2014	(3)	—	—	—	—	—	—	5,500	30,000	$14.51	$298,421
Stephen A. Garcia	4/1/2014	(2)(4)	—	—	—	—	—	—	2,388	4,775	$14.51	$69,459
	4/1/2014	(4)	—	—	—	—	—	—	3,500	12,000	$14.51	$138,231

(1)
The amounts shown reflect the threshold, target, and maximum payouts under the 2014 annual performance-based cash bonus opportunity described in our "Compensation Discussion and Analysis." The amounts paid under this program are set forth in the "Summary Compensation Table" above.

(2)
Mr. Stehlin and Mr. Garcia agreed to receive their bonuses with respect to the 2013 annual financial objectives in the form of a combination of stock options and restricted stock, in lieu of a cash bonus. On April 1, 2014, the Company granted 8,409 stock options and 4,205 shares of restricted stock to Mr. Stehlin in lieu of a cash bonus, and granted 4,775 stock options and 2,388 shares of restricted stock to Mr. Garcia in lieu of the cash bonus that was owed with respect to the performance against the 2013 financial objectives.

(3)
Upon Mr. Stehlin's resignation from the Company in December 2014, these options and restricted stock awards were forfeited.

(4)
Upon the termination of Mr. Garcia's employment in August 2014, these options and restricted stock awards were forfeited.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Grant date		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested
Mark J. Bonney	8/25/2014	(1)	—	13,487	$13.46	8/25/2024	5,000	$67,300
	6/2/2014	(2)	—	4,472	$13.32	4/1/2024	2,041	$27,186
	6/3/2013		6,203	—	$9.10	6/23/2023	—	—
Stephen Krulik	12/1/2014	(3)	—	2,000	$9.72	4/1/2023	1,000	$9,720
David S. Stehlin	4/1/2014		8,409	—	$14.51	4/1/2024	—	—
Stephen A. Garcia	—		—	—	—	—	—	—

(1)
One-third of these stock options vest in full on August 25, 2015 and two-thirds of these stock options vest monthly over the following 24 months based on the executive officer's continued employment on the vesting date, and have a 10-year term.

(2)
These stock options vest on June 2, 2015, based on Mr. Bonney's continued service on the Board of Directors.

(3)
These stock options vest one-third annually beginning on the first anniversary of the date of grant based on the executive officers' continued employment on the vesting date, and have a 10-year term.

 OPTION EXERCISES AND STOCK VESTED IN 2014

	Options		Stock Awards
	Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Mark J. Bonney(3)	—	—	2,955	39,760
Stephen Krulik	—	—	—	—
David S. Stehlin(4)	—	—	4,205	39,107
Stephen A. Garcia	3,634	$38,339	—	—

(1)
Calculated by multiplying the number of exercised stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on the date of exercise.

(2)
The aggregate value realized upon the vesting and settlement of restricted stock represents the aggregate market price of the shares of our common stock on the date of settlement.

(3)
Represents the vesting of restricted stock granted as director's compensation on June 3, 2013, when Mr. Bonney was a non-employee director of MRV.

(4)
Represents the vesting of restricted stock granted to Mr. Stehlin on April 1, 2014. This stock vested on December 12, 2014, the date of Mr. Stehlin's resignation, in accordance with the terms of the grant.

Other Compensation Information

        We did not grant to any Named Executive Officer, nor did any Named Executive Officer vest in, any stock appreciation rights, or similar instruments, during 2014. We generally do not have pension or other retirement plans, except for a 401(k) savings plan under which we make employer contributions on behalf of U.S. employees and pension plans where required for our foreign subsidiaries, and we make contributions to a 401(k)-type insurance fund for our Israeli employees. We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Employment Agreements and Change of Control Arrangements

        Bonney Amended and Restated Employment Agreement.    On December 12, 2014, MRV appointed Mark J. Bonney, who had been serving as its Chief Financial Officer, as its President and Chief Executive Officer, effective December 15, 2014. In connection with Mr. Bonney's appointment as President and Chief Executive Officer, MRV entered into an Amended and Restated Employment Agreement (the "Bonney Employment Agreement") with Mr. Bonney on December 12, 2014. The Bonney Employment Agreement sets forth Mr. Bonney's duties and responsibilities as Chief Executive Officer, the terms of his compensation, the effect of a potential future termination event, and other customary provisions regarding release of claims and covenants related to confidentiality, non-solicitation, non-competition, non-disparagement and claw back requirements. Under the Bonney Employment Agreement, Mr. Bonney will receive a base salary at an initial annual rate of $360,500 and an annual target bonus opportunity equal to 80% of his annual base salary.

        If Mr. Bonney is terminated by the Company without "cause" or by him for "good reason" (as those terms are defined in the Bonney Employment Agreement), he will receive up to 12 months' payment of COBRA premiums and severance consisting of salary continuation of twelve months' base salary, unless the termination occurs after a change in control, in which case the severance will be a lump sum payment equal to 12 months' base salary and accelerated vesting of unvested Company equity awards assumed as part of the change in control.

        For purposes of the Bonney Employment Agreement, "cause" is defined as Mr. Bonney's (a) willful failure to perform the material duties of the position of Chief Executive Officer after receiving written notice of such failure and being given twenty days to cure such failure; (b) willful misconduct injurious to the Company; (c) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude, or (d) material breach of the Bonney Employment Agreement, which breach is not cured within 20 days after written notice to Mr. Bonney from the Company. No act or failure to act on the part of Mr. Bonney shall be considered "willful" unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Company.

        "Good reason" means, with certain exceptions, any of the following: (a) a material diminution in Mr. Bonney's duties or responsibilities; (b) the Company requires Mr. Bonney, without his consent, to be based at a location which is more than 50 miles from Mr. Bonney's principal work location as of the date of the request; or (c) Mr. Bonney's base salary is reduced. For termination by Mr. Bonney for good reason to be effective, Mr. Bonney must provide the Company with written notice of the triggering event, and the Company has 45 days to cure the situation.

        A "change of control" is deemed to have occurred if and when on the date of the earlier to occur of any of the following events: (a) the acquisition by any person, other than the Company or the Company's parent or any of the parent's subsidiaries, of beneficial ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities; (b) the purchase of a majority of the shares of Common Stock of the Company under a tender offer or exchange offer, other than an offer by the Company or the Company's parent or any of the parent's subsidiaries; or (c) completion of a merger, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, in each case that does not result in the Company's parent retaining direct or indirect control of the Company.

        The Company may terminate Mr. Bonney's employment due to disability if Mr. Bonney is unable to substantially perform the essential duties and responsibilities of his employment for at least 90 consecutive calendar days or 120 or more calendar days during any calendar day period by reason of physical or mental incapacity. If Mr. Bonney dies during the term of his employment, his employment terminates on the date of his death. If Mr. Bonney's employment is terminated due to death or disability, then he or his spouse or heirs shall receive up to 12 months' payment of COBRA premiums and severance consisting of salary continuation of twelve months' base salary. The agreement has other customary provisions regarding release of claims and covenants related to confidentiality, non-solicitation, non-competition, non-disparagement and claw back requirements if the Company's financial statements are restated.

        Krulik Letter Agreement.    In connection with Mr. Krulik's promotion to the position of Chief Financial Officer and Chief Accounting Officer on December 12, 2014, the Company entered into a letter agreement (the "Krulik Letter Agreement") with Mr. Krulik dated December 12, 2014. The Krulik Letter Agreement does not provide for employment for a specified term and Mr. Krulik's employment is on an at-will basis. Under the Krulik Letter Agreement, Mr. Krulik receives a base salary at an initial annual rate of $215,000 and, beginning in 2015, an annual target bonus opportunity equal to 35% of his annual base salary.

        Stehlin Employment and Separation Agreements.    In connection with Mr. Stehlin's promotion to the position of Chief Executive Officer on February 1, 2013, the Company entered into an Employment Agreement (the "Stehlin Employment Agreement") with him. Under the Stehlin Employment Agreement, Mr. Stehlin received a base salary of $350,000, which was raised to $360,500 per year in 2014, an annual target bonus opportunity equal to 80% of his annual base salary, and an initial equity award of 18,000 stock options and 6,000 shares of restricted stock. The equity awards were granted on April 1, 2013, and the shares of restricted stock were to have vested in full on February 1, 2016.

        On December 12, 2014, in connection with Mr. Stehlin's resignation, MRV entered into a Resignation Agreement (the "Stehlin Resignation Agreement") with Mr. Stehlin. Pursuant to the Stehlin Resignation Agreement, MRV agreed to make the following payments: a cash separation payment equal to 60 days' base salary; a $50,000 cash payment in lieu of bonus; and salary continuation payments for six months. In addition, MRV agreed to pay Mr. Stehlin's COBRA premiums for a period of up to 12 months. Upon his separation from the Company, Mr. Stehlin became vested in options for 8,409 shares and 4,205 shares of restricted stock which had been granted to him in April 2014, in accordance with the terms of those awards. Mr. Stehlin forfeited all other outstanding unvested options and awards of restricted stock.

        Garcia Employment and Separation Agreement.    In October 2012, Mr. Garcia entered into an employment agreement (the "Garcia Employment Agreement") with the Company to serve as its Chief Financial Officer, though he had been serving as the Company's Chief Financial Officer since April 2012 through a consulting arrangement with Avant. The Garcia Employment Agreement provided for a base salary of $265,000 on an annual basis, which was raised to $272,950 per year in 2014, and the opportunity for Mr. Garcia to participate in an incentive plan for 2013 with a target bonus of 60% of his annual base salary. The agreement further provided for severance pay equal to the continuation of six months base salary plus health insurance benefits in the event that Mr. Garcia is terminated without "cause" by the Company or Mr. Garcia terminates his employment for "good reason."

        On August 25, 2014, in connection with Mr. Garcia's termination, MRV entered into the Garcia Separation Agreement") with Mr. Garcia. Pursuant to the Garcia Separation Agreement, MRV continued to pay Mr. Garcia's salary for a period of twenty-six weeks following August 25, 2014 (the "Garcia Termination Date"). In addition, MRV paid Mr. Garcia's COBRA premiums for the 6 months beginning on the first day of the month following the Garcia Termination Date. Under the Garcia Separation Agreement, Mr. Garcia agreed that all unvested stock options and shares of restricted stock which were granted to him by MRV were forfeited. No other severance or bonus payments were owed to Mr. Garcia in connection with his employment agreement.

  Potential Payments Upon Termination or Change in Control

  Mark J. Bonney

        Pursuant to the Bonney Employment Agreement which we entered into with Mark J. Bonney in December 2014, Mr. Bonney is entitled to payments upon a termination of his employment by the Company without cause or by him for good reason, and upon his death or disability. The terms of these payments are discussed above under the subheading "Bonney Employment Agreement."

        Separation from Service without Cause or for Good Reason (assuming occurrence on December 31, 2014)

Twelve months' base salary	$360,500
One year COBRA or equivalent(l)	$15,396

Total estimated payments:	$375,896

        Separation from Service following a Change of Control (assuming occurrence on December 31, 2014)

12 months' base salary	$360,500
Acceleration in full of unvested equity awards	$94,486
Acceleration in full of unvested options awards	$241,102
24 months COBRA or equivalent(l)	$30,792

Total estimated payments:	$726,880

(1)
The estimated benefits amounts are calculated by reference to the amounts paid by MRV in 2014.

        The Company's Omnibus Plan, as amended, provides for the vesting in full of all restricted stock and stock option awards granted under the plan to be accelerated upon a change of control of the Company, unless the Board of Directors or Compensation Committee otherwise provides. All equity grants under the Omnibus Plan provide for such accelerated vesting.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 2)

General

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory nonbinding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules. We ask that you support the compensation of our Named Executive Officers as disclosed in the "Compensation Discussion and Analysis" beginning on page 18 of this proxy statement and the accompanying tables contained in this proxy statement.

        As described under the heading "Philosophy" in the "Compensation Discussion and Analysis" section beginning on page 18, our executive compensation programs are designed to motivate and retain our Named Executive Officers, who are critical to the success of our strategy to return value to stockholders, and to link a significant portion of their compensation to the return of value to stockholders. Please read the "Compensation Discussion and Analysis" for additional details about our executive compensation program for Named Executive Officers in 2014.

        The Compensation Committee continually reviews our Named Executive Officers' incentive compensation programs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests. As a result of this review process, the Compensation Committee and Board of Directors have taken several actions to align executive compensation with stockholders' interests. In 2014, we designed a balanced mix of annual and longer-term incentive compensation for our executive officers to attract and motivate our executive team and to create a strong connection between executive compensation and long-term stockholder value. Mr. Bonney's Amended and Restated Employment Agreement and Mr. Krulik's Letter Agreement reflect this balanced approach, as does MRV's redesigned 2015 Long-Term Incentive Plan.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their view on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

        The "say-on-pay" vote is advisory, and therefore not binding on MRV, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

        For the advisory vote on the compensation of our Named Executive Officers, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on this item will be required for approval.

Board of Directors' Recommendation

        The Board of Directors recommends that the stockholders vote "FOR" the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC and request your approval of the following resolution:

        "RESOLVED, that the compensation paid to MRV's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement, is hereby APPROVED."

 APPROVAL OF THE 2015 LONG-TERM INCENTIVE PLAN
(Proposal No. 3)

General

        Our stockholders are being asked to approve the MRV Communications, Inc. 2015 Long-Term Incentive Plan (the "2015 Plan"). The 2015 Plan was adopted by the Board on April 1, 2015, subject to approval by our stockholders at the Annual Meeting. The 2015 Plan would replace our MRV Communications, Inc. 2007 Omnibus Incentive Plan (the "2007 Plan"), which will otherwise expire by its terms in 2017. The 2015 Plan would allow us to continue making various forms of equity-based incentive compensation awards to our officers, employees and other eligible personnel similar to those authorized by the expiring 2007 Plan. Also, if approved by our stockholders, the 2015 Plan would allow us to grant performance-based equity and cash incentive awards that are intended to be exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the 2015 Plan is approved, no further awards will be made under the 2007 Plan, and the 2015 Plan will be the only plan that would allow us to issue stock-based incentive awards.

        Long-term equity and other forms of incentive compensation have been and are expected to continue to be necessary and key components of our overall compensation program. The Board believes that our ability to grant equity-based incentive compensation under the 2015 Plan will enable us to meet several objectives that are important to the success and growth of our business, including, for example, fostering an ownership mentality that aligns the interests of our management and other personnel with those of our stockholders, and enabling us to attract, motivate, reward and retain talented individuals whose skills, experience and efforts are essential to the continuing success and development of our business and the enhancement of stockholder value. In determining the number of shares to be requested, we considered our historical three-year burn rate, as well as the views of a prominent shareholder advisory firm.

        If the 2015 Plan is not approved, we will lose an indispensable part of our compensation program (due to the forthcoming expiration of, and the lack of available shares under, our 2007 Plan). The Board believes we would therefore face serious challenges to our ability to attract and retain management and other key personnel which, if not otherwise addressed, would adversely affect our business. We would also lose our ability to make incentive compensation awards that are exempt from the deduction limitations of Section 162(m) of the Code. In short, the Board believes strongly that approval of the 2015 Plan is in the best interests of the Company and our stockholders and that, if the 2015 Plan is not approved, our business and the interests of our stockholders will be harmed.

  Description of 2015 Plan

        The following summary describes the principal features of the 2015 Plan as adopted by the Board, and is qualified in its entirety by reference to the complete 2015 Plan document set forth in Appendix A.

        Eligibility for Participation; Types of Awards.    Awards may be made under the 2015 Plan to any present or future non-employee director or employee of, and any consultant to, the Company or any of its subsidiaries. The 2015 Plan would enable us to grant awards in the form of options to purchase shares of our common stock, stock appreciation rights, shares of restricted stock, restricted stock units, and other share-based awards and performance-based cash incentive awards, provided that "incentive stock options" (within the meaning of Section 422 of the Code) may be granted only to employees.

        Authorized Shares; Share Counting.    We would be authorized to issue up to 1,150,000 shares of our common stock pursuant to awards made under the 2015 Plan, subject to the following share-counting rules: (a) the total number of shares covered by a stock-settled award of stock appreciation rights (and not just the number of shares issued in settlement of such award) will be deemed to have been issued under the 2015 Plan; (b) shares that are used or withheld to satisfy the exercise price or tax withholding obligations under an award will be deemed to have been issued under the 2015 Plan and will not be available for issuance under future grants; (c) shares purchased by us with cash received from the exercise of an option will not be available for awards made under the 2015 Plan; and (d) the following unissued shares covered by awards granted under the 2015 Plan will remain available for issuance under new awards: (i) shares covered by an option or stock appreciation right that is forfeited or otherwise terminated or canceled for any reason other than exercise; (ii) shares covered by restricted stock, restricted stock unit or other awards that are forfeited; and (iii) shares covered by an award that is settled in cash or that otherwise terminates without shares being issued.

        Individual Annual Award Limitations.    No more than 100,000 shares may be issued pursuant to awards granted to any individual Participant in a single calendar year other than a non-employee director, and no more than 25,000 shares may be issued pursuant to Awards granted to any non-employee director in a single calendar year. The maximum performance-based cash incentive award that may be made to any individual under the 2015 Plan for any calendar year is $500,000.

        Adjustments for Capital Changes.    In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend or other capital change involving the outstanding shares of our Common Stock, the aggregate number of shares that may be issued under the 2015 Plan, the annual share limitation on individual awards, the number, class and exercise price of shares covered by outstanding awards and performance goals expressed in or with respect to shares will be subject to equitable adjustment in order to avoid undue dilution or enlargement of the benefits available under the 2015 Plan and any outstanding awards.

        Administration.    The 2015 Plan will be administered by the Compensation Committee of the Board. Subject to the provisions of the 2015 Plan, the Compensation Committee, acting in its discretion, will have the responsibility and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award, to construe, interpret and apply the provisions of the 2015 Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the 2015 Plan. The Committee's determinations and decisions as to matters relating to the operation and administration of the 2015 Plan are final and binding on all persons. We will indemnify the members of the Compensation Committee and others to whom authority is delegated for claims they may incur in connection with the administration of the 2015 Plan, unless attributable to fraud or willful misconduct.

        Certain Limitations on Compensation Committee Authority.    The Compensation Committee is subject to certain limitations in connection with the awards made under the 2015 Plan, including those noted below.

          (a)    Minimum Vesting Period.    Each award made under the 2015 Plan must provide for a vesting period of at least one year from the date the award is granted.

          (b)    Re-Pricing Prohibited.    In general, the Compensation Committee may not, without obtaining stockholder approval: (i) reduce the exercise price or base price under outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with a lower exercise price or base price; or (iii) cancel outstanding options or SARs in exchange for cash or other securities at a time when the per share exercise or base price under such options or SARs is higher than fair market value.

          (c)    No Reloading of Options.    The Compensation Committee may not grant an option that includes a "reload" feature or make any other awards that have the effect of providing a "reload" feature with respect to shares used to satisfy the option exercise price or applicable withholding tax.

        Stock Options.    The Compensation Committee may grant stock options under the 2015 Plan pursuant to which a participant may purchase shares of our common stock subject to such terms and conditions as the Compensation Committee may prescribe. Stock options granted under the Plan may be classified as "incentive stock options" (within the meaning of Section 422 of the Code) or as non-qualified options (i.e., options which do not qualify as "incentive stock options"). The exercise price of any stock option granted under the 2015 Plan must be at least equal to the fair market value of our common stock on the date the option is granted (110% of fair market value in the case of "incentive stock options" granted to ten percent stockholders). The maximum term of an option granted under the 2015 Plan is ten years (five years in the case of "incentive stock options" granted to ten percent stockholders).

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights under the 2015 Plan, subject to such terms and conditions as the Compensation Committee may prescribe. A stock appreciation right allows the participant to receive payment, in cash and/or shares of our common stock, equal to the appreciation in the fair market value of our common stock between the date the stock appreciation right is granted and the date it is exercised. The maximum term of a stock appreciation right granted under the 2015 Plan is ten years.

        Restricted Stock.    The Compensation Committee may grant restricted stock awards under the 2015 Plan, pursuant to which shares of our common stock are issued to the participant subject to specified forfeiture and other conditions. Unless the Compensation Committee determines otherwise, a participant may vote shares of restricted stock and, subject to such vesting and other conditions as the Compensation Committee may impose, the participant may be entitled to dividends with respect to unvested shares of restricted stock.

        Restricted Stock Units.    The Compensation Committee may grant restricted stock units under the 2015 Plan. Restricted stock units represent the right to receive shares of our common stock in the future, subject to forfeiture and other terms and conditions prescribed by the committee. Vested restricted stock units may be settled in cash and/or shares of our common stock. The holder of restricted stock units may not vote the underlying shares before the units become vested and the shares are issued. The Compensation Committee may provide for the crediting of dividend equivalents with respect to restricted stock units (based upon dividends paid to our stockholders with respect to a like number of shares), subject to applicable vesting and payment conditions.

        Other Forms of Stock Award; Performance-Based Cash Incentive Awards.    The Compensation Committee may grant other forms of awards under the 2015 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, shares of our common stock, including, for example, performance share awards, performance unit awards, stock bonus awards and dividend equivalent awards. Any such other awards will be settled in the form of cash and/or shares of our common stock and will be subject to the provisions of the 2015 Plan and any other terms and conditions prescribed by the Compensation Committee. In addition, the 2015 Plan authorizes the Compensation Committee to make annual and/or long-term cash incentive awards that are contingent on the achievement of pre-established performance goals and such other terms and conditions as the Compensation Committee may prescribe.

        Section 162(m) Performance-Based Awards and Goals.    Section 162(m) of the Code imposes a $1 million deduction limit on annual compensation paid to each of our Named Executive Officers (other than our Chief Financial Officer). Section 162(m) provides an exemption from the deduction limit for "performance-based compensation" that meets certain conditions, including a stockholder approval condition. The 2015 Plan authorizes our Compensation Committee to grant restricted stock, restricted stock units, cash and other incentive awards that are intended to qualify for this exemption. In general, a performance-based award made under the 2015 Plan may qualify for the performance-based compensation exemption if, among other things, the amount earned under the award and/or vesting of the award is conditioned upon the attainment of objective performance goals that are pre-established by the Compensation Committee and that are based upon any one or more of the following performance factors, in each case taking into account such adjustments and other objective factors the Compensation Committee may specify at the time a performance goal is established: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net sales, sales growth, total revenue, or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization, or adjusted EBITDA (as reconciled to net income in the financial statements as filed with the SEC; (h) gross or operating margins; (i) productivity ratios; (j) share price or relative share price (including, but not limited to, growth measures and total stockholder return); (k) expense targets; (l) operating efficiency; (m) market share or change in market share; (n) customer retention or satisfaction; (o) working capital; (p) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        In establishing performance goals with respect to an award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, performance factors listed above may be expressed solely by reference to our performance and/or the performance of any one or more subsidiaries and/or the performance of any of our or any subsidiary's divisions, business segments or business units, and may be based upon comparisons of any of the indicators of performance relative to other companies (or subsidiaries, divisions, business segments or business units of other companies). Subject to compliance with the Treasury regulations under Section 162(m) of the Code, the Compensation Committee may adjust performance goals as necessary or appropriate in order to account for changes in law or accounting or to reflect the impact of extraordinary or unusual items, events or circumstances which, if not taken into account, would result in windfalls or hardships that are not consistent with the intent and purposes of an award, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, (c) acquisitions and divestitures, or (d) changes in generally accepted accounting principles.

        Recoupment of Awards.    The 2015 Plan provides that awards made under the 2015 Plan are subject to the Company's incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

        Payment of Exercise Price and Tax Withholding.    In general, the exercise price under a stock option and tax withholding obligation resulting from the exercise or settlement of an award may be satisfied in cash and/or in such other ways as the Compensation Committee may permit, including, for example, by the participant's surrender of previously-owned shares, broker-assisted cashless exercise or by our issuing net shares pursuant to which we hold back shares that would otherwise be issued in connection with such exercise or settlement.

        Change in Control.    If a "change in control" (as defined in the 2015 Plan) occurs, the parties to the change in control transaction can agree that outstanding 2015 Plan awards will be assumed by, or converted into economically equivalent awards for securities of, the acquiring or successor company and continued on substantially the same vesting and other terms and conditions as the original award. The 2015 Plan also contains a "double trigger" vesting provision pursuant to which vesting of an award will accelerate if the participant's employment or other service (including service as non-employee director) is involuntarily terminated (e.g., by the successor without "cause" or by the participant for "good reason, as defined in the 2015 Plan) as part of or within two years after the date of the change in control. If an outstanding 2015 Plan award is not assumed or substituted by the acquiring or successor company, however, the award will be deemed to be fully vested and will be cancelled in exchange for the transaction value. No consideration will be payable for the cancellation of an option or stock appreciation right if the transaction value per share is not greater than the exercise or base price per share under the award.

        Amendment and Termination.    The Board may amend or terminate the 2015 Plan, provided such action may not have a material adverse effect on any then outstanding award without the participant's consent. Amendments to the 2015 Plan will be subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements.

        Term of the 2015 Plan.    The Board adopted the 2015 Plan on April 1, 2015, subject to approval by our stockholders at the 2014 Annual Meeting. The 2015 Plan (if it is approved by our stockholders) will terminate on the tenth anniversary of the date of its adoption by our Board. If the 2015 Plan is approved by our stockholders, no further awards will be made under our 2007 Plan. If the 2015 Plan is not approved by our stockholders, then our 2007 Plan will continue in effect, and awards may be granted thereunder in accordance with its terms until it expires in 2017 or earlier.

  Certain U.S. Income Tax Consequences

        Set forth below is a summary of material U.S. income tax consequences applicable to awards made under our 2015 Plan. This discussion is intended for general informational purposes and not as tax guidance to any participant who may receive an award under the 2015 Plan.

        Non-qualified Stock Options.    A non-qualified stock option is an option that does not qualify as an "incentive stock option" under Section 422 of the Code. The grant of a nonqualified stock option is not a taxable event. In general, a participant who exercises a nonqualified stock option will realize ordinary income on the date the option is exercised equal to the excess of the value of the shares acquired on that date over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction. The participant's tax basis for the shares will be equal to the value of the shares on the date the option is exercised, and the participant's holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant's holding period begins.

        Incentive Stock Options.    In general, no taxable event will occur upon either the grant or exercise of an option that qualifies as an "incentive stock option" under Section 422 of the Code (although the exercise may have alternative minimum tax consequences to the participant). A participant will realize taxable income (or loss) when shares acquired upon the exercise of an "incentive stock option" are subsequently sold. If the participant sells the shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the shares before the end of either of those two holding periods, any gain realized on the sale will be taxable as ordinary income to the extent that the value of the shares on the date the option is exercised exceeds the option exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction equal to any ordinary income realized by the participant upon the sale of the shares.

        Stock Appreciation Rights.    The grant of a stock appreciation right is not a taxable event. In general, a participant will realize ordinary income when a stock appreciation right is exercised, equal to the excess of the value of the shares of our common stock on the exercise date over the base price for such shares under the award, and we will be entitled to a corresponding deduction.

        Restricted Stock.    In general, a participant who receives shares of restricted stock will not realize taxable income unless and until the shares become vested, at which time the participant will realize ordinary income equal to the then fair market value of the vested shares and we will be entitled to a corresponding deduction. The participant's tax basis for the shares will be equal to their fair market value on the vesting date and, upon a subsequent sale of the vested shares, the participant will realize long- or short-term capital gain, depending on whether the sale occurs more than one year after the vesting date (when ordinary income was realized). A participant may make an early income election within 30 days after he or she receives shares of restricted stock, in which case the participant will realize ordinary income on the date the shares are received equal to the fair market value of the shares on that date, and we would be entitled to a corresponding deduction. If an early income election is made, no income would be realized if and when the shares become vested.

        Restricted Stock Units and Other Awards.    In general, a participant who receives shares of our common stock and/or cash in settlement of a restricted stock unit award will realize ordinary income equal to the then value of the shares and/or cash he or she received, and we will have a corresponding deduction. Similarly, if a participant receives cash and/or shares pursuant to another form of award under Plan, he or she will generally realize ordinary income at that time equal to the then fair market value of the shares and/or the amount of cash received, and we will be entitled to a corresponding deduction.

        Section 162(m) of the Code.    In general, Section 162(m) of the Code imposes an annual $1 million deduction limit on compensation paid by a publicly held company to its chief executive officer and each of the company's three other most highly compensated named executive officers (other than the chief financial officer). Compensation which qualifies as "performance-based compensation" under Section 162(m) of the Code is not subject to the deduction limit. It is anticipated that stock options and stock appreciation rights granted under the 2015 Plan will qualify for the exemption from Section 162(m) and that we will be able to make other forms of equity and cash incentive awards under the 2015 Plan that are intended to qualify for that exemption.

Vote Required

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, present or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to approve the 2015 Plan.

Board of Directors' Recommendation

        The Board of Directors recommends that the stockholders vote "FOR" the proposal to approve the 2015 Plan.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, in whole or in part, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls. In fulfilling its oversight responsibilities during 2014, the Audit Committee periodically:

  •
  reviewed the unaudited and audited financial statements with management and the Company's independent registered public accounting firm, Grant Thornton;

  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and the Company's independent registered public accounting firm;

  •
  reviewed the Company's financial controls and financial reporting process; and

  •
  reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

        The Audit Committee also reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under accounting principles generally accepted in the United States, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. In addition, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee received from the independent registered public accounting firm written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm that firm's independence and considered the compatibility of its non-audit services (principally tax advisory services) with the standards for auditors' independence. The Audit Committee discussed and assessed with management and the independent registered public accounting firm, management's report and the independent registered public accounting firm's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

        In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee of the Board of Directors
Kenneth H. Traub, Chair Robert M. Pons Matthew Stecker

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 4)

General

        The Audit Committee of the Board of Directors appointed Grant Thornton as the independent registered public accounting firm of our consolidated financial statements for the year ending December 31, 2015. Ratification of the appointment of the independent registered public accounting firm and auditor is not required by our bylaws or applicable law. This proposal is before stockholders because, though not binding on the Audit Committee, the Board of Directors has historically submitted the proposal to stockholders at the annual meetings of stockholders as the Board of Directors believes that it is good corporate practice to seek stockholder ratification of the Audit Committee's appointment of independent auditors.

        If the appointment of Grant Thornton is not ratified, the Audit Committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement or engage another audit firm without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may act to engage a different independent auditing firm at any time during the year, if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

        Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

        On September 4, 2013, Ernst & Young LLP ("E&Y") notified the Company that E&Y was resigning as the Company's independent registered public accountant, effective immediately. The reports of E&Y on the Company's consolidated financial statements for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended December 31, 2012, and through the date of E&Y's resignation, there were (i) no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided E&Y with a copy of the Form 8-K that included the statements above prior to its filing with the SEC and requested E&Y to furnish the Company with a letter addressed to the SEC stating whether or not E&Y agrees with the above disclosures. A copy of E&Y's letter, dated September 10, 2013, is included in the Company's Form 8-K on September 10, 2013.

        On August 30, 2013, the Audit Committee commenced a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 and distributed a Request for Proposal to several qualified accounting firms including E&Y, the Company's then current independent registered public accounting firm.

        On October 2, 2013, the Audit Committee engaged Grant Thornton as the Company's independent registered public accounting firm.

        During the year ended December 31, 2012, and the subsequent interim period through October 2, 2013, neither the Company, nor anyone on its behalf, consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided by Grant Thornton to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

        The engagement of Grant Thornton was the culmination of a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 commenced on August 30, 2013 by the Audit Committee.

Independent Registered Public Accounting Firm's Fees and Services

        The Audit Committee's policy and procedure is to pre-approve all audit and permissible non-audit related services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally subject to a specific budget. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

        The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed through the date of the auditor's periodic report. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee approved 100% of the professional services for the Audit, Audit-Related, Tax and Other Fees indicated below for the years ended December 31, 2014 and 2013.

        E&Y was the principal independent registered public accounting firm for the review of financial statements included in our Quarterly Reports on Form 10-Q for the first two quarters of the fiscal year ended December 31, 2013. Grant Thornton has been the principal independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ending December 31, 2013 and 2014. The following is a summary of the fees E&Y billed to the Company for services rendered for the year ended December 31, 2013 relating to continuing operations and the fees Grant Thornton billed to the Company for services rendered for the years ended December 31, 2013 and 2014 relating to continuing operations:

		2013
Fee Category	2014	Grant Thornton	E&Y	2013 Total
Audit Fees	$922,240	$750,917	$698,303	$1,449,220
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	$223,007	$223,007
All Other Fees	—	$86,444	$225,099	$311,543

Total	$922,240	$837,361	$1,146,409	$1,983,770

        In November 2013, the Compensation Committee hired Grant Thornton as a compensation consultant, in order to provide a study of comparable fixed and variable compensation levels, as reported by a peer group of similar companies, for the Company's most senior executives for 2014 compensation. Mindful that, as of October 2, 2013 Grant Thornton was also serving as MRV's independent registered accounting firm, the Compensation Committee and Audit Committee analyzed whether the work of Grant Thornton would raise any conflicts of interest, taking into account how the work would be structured and firewalls put into place within Grant Thornton. The Compensation Committee and Audit Committee each determined that the work of Grant Thornton did not raise any conflict of interest as defined in Item 407 of Regulation S-K. Grant Thornton ceased providing consulting services to the Company in March 2014.

        Audit Fees.    This category includes fees billed for professional services rendered for the audits of our consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services normally provided, primarily by E&Y for the first and second quarters of 2013, and by Grant Thornton for the third quarter and fiscal year ending December 31, 2013, and for the fiscal year ending December 31, 2014, in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    This category includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting matters.

        Tax Fees.    This category includes fees billed for professional services for tax compliance, tax advice and tax planning.

        All Other Fees.    This category includes fees for products and services other than those reported in the Audit Fees, Audit-Related Fees, or Tax Fees categories above.

        The Audit Committee has determined that the rendering of the non-audit services by E&Y for the fiscal year ending December 31, 2013 and by Grant Thornton for the fiscal years ending December 31, 2013 and 2014 is compatible with maintaining E&Y's and Grant Thornton's independence, respectively.

Vote Required

        To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on the item will be required for approval.

Board of Directors' Recommendation

        The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP which is serving as our independent registered public accounting firm for the year ending December 31, 2015.

ADDITIONAL INFORMATION

Other Matters

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.

Stockholder Proposals for the Next Annual Meeting

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with the next annual meeting of stockholders (the "2015 Annual Meeting") must submit their proposals to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary, not later than December 10, 2015, or in the event that the 2015 Annual Meeting is advanced more than 30 days from the anniversary of the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2015 Annual Meeting. Proposals must also comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8, in order to be included in our proxy materials. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        Pursuant to the terms of our amended and restated bylaws ("Bylaws"), stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not more than 120 calendar days and not less than 90 days before the anniversary date of the Annual Meeting. In the event that the date of our 2015 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, stockholder proposals or director nominations must be submitted to the Secretary as described above not earlier than 120 days prior to the 2015 Annual Meeting and not later than 90 days prior to the 2015 Annual Meeting or 10 days following the day on which public announcement of the date of the 2015 Annual Meeting is first made by the Corporation. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested. Stockholder proposals or director nominations must include the information required by our Bylaws. Stockholders are advised to review our Bylaws, which can be found on the website of the Securities and Exchange Commission as Exhibit 3.1 on our Form 10-Q for the quarter ended September 30, 2014.

Equity Compensation Plans

        The table below sets forth information with respect to shares of Common Stock that were authorized for issuance under our existing compensation plans as of December 31, 2014.

Plan Category	Number of securities issuable upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	291,639	$18.83	103,914
Equity compensation plans not approved by security holders (2)	116,311	$30.39	—

Total	407,950	$22.12	103,914

(1)
Includes shares underlying options granted or available for grant under the 2007 Plan, as amended, and one of its predecessors, the 1997 Incentive and Nonstatutory Stock Option Plan.

(2)
Includes (a) a grant of 87,500 to Dilip Singh, a former chief executive officer, on his July 1, 2010 hire date, and (b) shares underlying options or awards granted under the 2003 Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan. These options expire in accordance with their terms on December 5, 2015.

Director Attendance at Annual Meetings

        We use reasonable efforts to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account the directors' schedules. We encourage director attendance at our annual meetings, and all director nominees attended the 2013 Annual Meeting of Stockholders, either telephonically or in person.

Availability of SEC Filings

        We make available on our website, free of charge, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after such reports are filed with the SEC. You may access them at www.mrv.com. You may also access these reports at the SEC's website at www.sec.gov. Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to: MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary, or by calling Investor Relations at (818) 773-0900 or by emailing Investor Relations at ir@mrv.com.

Manner and Cost of Proxy Solicitation

        We will be paying for the cost of preparing, assembling and mailing the proxy materials and the cost of this solicitation. If you access the proxy materials and/or submit your proxy over the Internet, you are responsible for Internet access charges you may incur. If you choose to submit your proxy by telephone, you are responsible for telephone charges you may incur. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, e-mail or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Appendix A

MRV COMMUNICATIONS, INC.
2015 LONG-TERM INCENTIVE PLAN

ARTICLE 1
GENERAL

        1.1    Purpose.    The purpose of the Plan is to establish a vehicle through which the Company can provide equity-based and other incentive compensation opportunities in order to facilitate its ability to recruit, motivate, reward and retain qualified personnel who contribute or are expected to contribute to the success and growth of the Company, and thereby enhance stockholder value.

        1.2    Eligibility.    Awards may be granted under the Plan to any present or future non-employee director or employee of, and any consultant to, the Company or any of its Subsidiaries, provided that Incentive Stock Options may be granted only to employees.

        1.3    Types of Awards.    Awards under the Plan may include, without limitation, Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, and other Share-based Awards and performance-based Cash Incentive Awards, all as described in Articles 5 through 7 hereof.

ARTICLE 2
DEFINITIONS

        2.1   "Award" means an award made to an eligible director, employee or consultant under the Plan.

        2.2   "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms and conditions of an Award.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Cause" means, with respect to any Participant and unless otherwise specified in a Participant's Award Agreement, (a) if there is an employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term "cause" (or a term of like import), the Participant's engaging in conduct that constitutes "cause" (or a term of like import) within the meaning of that agreement, or (b) if there is no employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term "cause" (or a term of like import), (1) the Participant's repeated failure (other than temporarily while physically or mentally incapacitated) or refusal to perform the duties of his or her employment or other service if such failure or refusal shall not have ceased or been remedied within fifteen days following written warning from the Company or a Subsidiary; (2) the Participant's conviction of or plea of no contest to a felony; (3) the Participant's breach of a fiduciary trust (including, without limitation, misappropriation of funds, material misrepresentation (other than as a result of a good faith mistake) of the Company's financial performance, operating results or financial condition to the Board or any officer, use of the Company's or a Subsidiary's assets to pursue other interests, or diversion of any business opportunity belonging to the Company or a Subsidiary to or for the benefit of the Participant or a third party); (4) material unauthorized disclosure by the Participant to any person of any confidential information or trade secrets of the Company or any of its Subsidiaries; (5) the Participant's engaging in conduct or activities materially damaging to the property, business or reputation of the Company or a Subsidiary or to the ability of the Participant to perform the duties of his or her employment or other services; (6) any act or omission by the Participant involving gross malfeasance or gross negligence in the performance of the Participant's duties to the material detriment of the Company or a Subsidiary; or (7) the Participant's failure to comply in all material respects with the policies of the Company or a Subsidiary or with any non-competition, non-solicitation or other restrictive covenants made by the Participant to the Company or a Subsidiary; in each of such cases as determined by the Board or the Committee acting in its good faith discretion.

        2.5   "Change in Control" means the occurrence of any of the following events:

          (a)   the acquisition by any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) a subsidiary of the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) of beneficial ownership (within the meaning of Rule l3d-3 under the Exchange Act), of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, other than an acquisition directly from the Company;

          (b)   the consummation of a merger, consolidation or other form of reorganization involving the Company unless all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to such merger, consolidation or reorganization beneficially own more than 50% of the combined voting power of the securities of the Company (or the surviving entity or any parent thereof, as the case may be) that are outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such merger, consolidation or reorganization;

          (c)   the consummation of a complete liquidation or dissolution of the Company, or of a sale or disposition of all or substantially all of the Company's assets (whether in one transaction or a series of related transactions), unless all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to such sale or disposition beneficially own more than 50% of the combined voting power of the securities of the person or entity that acquires such assets that are outstanding immediately after such sale or disposition; or

          (d)   the incumbent directors cease for any reason to constitute at least a majority of the Board. For this purpose, an incumbent director is any individual who is a member of the Board on the date the Plan is adopted, and any individual who becomes a member of the Board after the date the Plan is adopted and whose election or nomination for election to the Board is approved by a vote of at least two thirds of the incumbent directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is nominated without objection to such nomination), it being intended that no individual initially elected or nominated as a director as a result of an actual or threatened election contest or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an incumbent director.

        2.6   "Code" means the Internal Revenue Code of 1986, as amended.

        2.7   "Committee" means the Compensation Committee of the Board.

        2.8   "Company" means MRV Communications, Inc., a Delaware corporation, and any successor thereto.

        2.9   "Disability" means a Participant's inability to engage in any substantial gainful activity by reason of a physical or mental illness or injury that is expected to result in death or to last for one year or more, as determined by a duly licensed physician designated by the Company.

        2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.11 "Exercise Price" means, with respect to an Option, the price at which a holder may purchase the Shares covered by the Option and, with respect to an SAR, the baseline price of the Shares covered by the SAR.

        2.12 "Fair Market Value" means, as of any relevant date, the closing price per Share on such date on the principal securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded, or (2) the value determined under such other method or convention as the Board or Committee, acting in a consistent manner in accordance with the Plan and applicable tax law, may prescribe.

        2.13 "Good Reason" means actions or omissions by the Company or an affiliate resulting in a material negative change in the employment relationship with a Participant which, for the purposes hereof, means, without the advance written consent of the Participant:

          (a)   the assignment to the Participant of any duties materially inconsistent with the Participant's position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, or any other material diminution in such position, authority, duties or responsibilities;

          (b)   any reduction in the Participant's annual base salary in effect immediately prior to the Change in Control;

          (c)   the failure to provide the Participant with bonus opportunities at least as generous in the aggregate as those to which the Participant was entitled immediately prior to the Change in Control;

          (d)   a failure by the Company to timely pay the Participant any compensation earned by the Participant;

          (e)   the Company's requiring the Participant (1) to be based at any office or location more than fifty (50) miles from the office where the Participant was employed immediately prior to the Change in Control, or (2) to travel on Company business to a materially greater extent than what was customarily required prior to the Change in Control; or

          (f)    the failure or refusal by the successor or acquiring company (or parent thereof) to expressly assume the obligations of the Company under this Agreement upon the consummation of the Change in Control transaction.

        2.14 "Incentive Cash Award" means a performance-based cash Award described in Section 7.2.

        2.15 "Incentive Stock Option" or "ISO" means an Option that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.16 "Option" means an option to purchase Shares granted pursuant to Section 5.1.

        2.17 "Participant" means any person who has been selected to receive an Award under the Plan or who holds an outstanding Award under the Plan.

        2.18 "Performance-Based Exemption" means the performance-based compensation exemption from the compensation deduction limitations imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.

        2.19 "Performance Factors" means any of the factors listed in Section 7.3(b) that may be used for Awards intended to qualify for the Performance-Based Exemption.

        2.20 "Plan" means the long-term incentive plan set forth herein, as it now exists or is hereafter amended.

        2.21 "Restricted Stock" means stock issued in the name of a Participant pursuant to Section 6.1, subject to applicable transfer restrictions and vesting and other conditions.

        2.22 "Restricted Stock Unit" or "RSU" means a contingent right to receive Shares in the future that is granted pursuant to Section 6.1.

        2.23 "Shares" means shares of the Company's common stock.

        2.24 "Stock Appreciation Right" or "SAR" means a right to receive appreciation in the value of Shares granted pursuant to Section 5.2.

        2.25 "Subsidiary" means (a) a corporation or other entity in an unbroken chain of corporations or other entities at least 50% of the total value or voting power of the equity securities of which is owned by the Company or by any other corporation or other entity in the chain, and (b) any other corporation or entity in which the Company has a 20% controlling interest, directly or indirectly, as may be designated by the Committee pursuant to the criteria set forth in Section 1.409A-1(b)(5)(iii)(E) of the Treasury regulations.

        2.26 "Ten Percent Stockholder" means a person who owns or is deemed to own (under Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

ARTICLE 3
ADMINISTRATION

        3.1    General.    Except as retained or as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee. The Committee shall be composed of at least two persons who are "outside directors" (within the meaning of Section 162(m) of the Code) with respect to Awards intended to qualify for the Performance-Based Exemption and at least two or more "non-employee directors" (as defined in the regulations promulgated under Section 16 of the Exchange Act) with respect to Awards made to a Participant who is subject to Section 16 of the Exchange Act. References herein to the Committee shall be deemed to refer to the Board with respect to any administrative responsibilities and authority retained or assumed by the Board.

        3.2    Authority of the Committee.    Subject to the provisions of the Plan, the Committee, acting in its discretion, may select the persons to whom Awards will be made, prescribe the terms and conditions of each Award and make amendments thereto, construe, interpret and apply the provisions of the Plan and of any Award Agreement, and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan or of any Award. The Committee shall have full power and authority to carry out its responsibilities and functions under the Plan. The Committee may obtain at the Company's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

        3.3    Delegation of Authority.    Subject to the requirements of applicable law, the Committee may delegate to any person or subcommittee (who may, but need not be members of the Committee) such Plan-related administrative authority and responsibilities as it deems appropriate. Without limiting the foregoing, the Committee may delegate any of its responsibilities and authority hereunder to a subcommittee composed of one or more executive officers of the Company, and may delegate administrative duties to such other person or persons (who may but need not be officers of the Company) as the Committee deems appropriate. The Committee may not delegate its authority with respect to non-ministerial actions relating to (a) individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act or (b) Awards that are intended to qualify for the Performance-Based Exemption.

        3.4    Decisions Binding.    Any determination made by the Committee in the exercise of its authority with respect to the Plan or any Award shall be made in the Committee's sole discretion, and all such determinations shall be final, conclusive and binding on all persons.

        3.5    Indemnification.    The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee or director of the Company or any Subsidiary to whom any duty or power relating to the administration of the Plan or any Award is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

ARTICLE 4
SHARES SUBJECT TO THE PLAN; INDIVIDUAL AWARD LIMITS

        4.1    Shares Issuable under the Plan.    Subject to Section 4.3, up to 1,150,000 Shares shall be available for grant and issuance pursuant to Awards made under the Plan. The maximum number of Shares that may be issued pursuant to ISOs shall be 1,150,000. For purposes of these limitations, (a) the total number of Shares covered by a grant of SARs (and not just the number of Shares issued in settlement of such SARs) shall be deemed to have been issued under the Plan, and (b) Shares covered and/or issued pursuant to an Award will again be available for grant and issuance pursuant to subsequent Awards to the extent such Shares are (1) covered by the unexercised portion of an Option or SAR that is forfeited or otherwise terminated or canceled for any reason other than exercise, (2) covered by Restricted Stock Awards, RSU Awards or any other forms of Award that are forfeited, or (3) subject to an Award that is settled in cash or that otherwise terminates without such Shares being issued. Shares that are used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations associated with the vesting or settlement of an Award will not be available for future grant and issuance under the Plan. Shares issued under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. For the avoidance of doubt, Shares purchased by the Company in the open market with proceeds from a cash exercise of an Option may not be added to the pool of Shares otherwise available under the Plan.

        4.2    Individual Award Limitations.    No more than 100,000 Shares may be issued pursuant to Awards granted to any individual Participant in a single calendar year other than a non-employee director, and no more than 25,000 Shares may be issued pursuant to Awards granted to any non-employee director in a single calendar year. No Participant may earn an Incentive Cash Award under Section 7.2 for any calendar year in excess of $500,000. For this purpose, a Cash Incentive Award is earned (if at all) for the calendar year with or within which ends the applicable performance period, even if the amount so earned is not determined or payable until after end of that performance period.

        4.3    Adjustments for Capital Changes.    In the event of a split-up, spin-off, stock dividend, extraordinary cash dividend, recapitalization, consolidation of shares or similar capital change, the Board or the Committee shall make such adjustments to the number and class of shares that may be issued under the Plan pursuant to Section 4.1, the number and class of Shares that may be issued pursuant to annual Awards granted to any Participant pursuant to Section 4.2, and the number, class and/or Exercise Price of Shares subject to outstanding Awards, as the Committee, in its discretion, deems appropriate in order to prevent undue dilution or enlargement of the benefits available under the Plan or an outstanding Award, as the case may be, provided that the number of Shares subject to any Award shall always be a whole number. Any determination or adjustment made by the Board or the Committee under this Section shall be binding and conclusive on all persons.

 ARTICLE 5
STOCK OPTIONS; STOCK APPRECIATION RIGHTS

        5.1    Grant of Company Stock Options.    The Committee may grant Options to Participants upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time an Option is granted or, if the holder's rights are not adversely affected, at any subsequent time, provided that Options shall have a minimum vesting period of one year from the date of grant. Each Option will be deemed NOT to be an Incentive Stock Option unless and except to the extent that, at the time the Option is granted, the Committee specifically designates such Option as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall not be treated as ISOs. If an Option is designated as an ISO and if part or all of the Option does not qualify as an ISO, then the Option or the portion of the Option that does not so qualify will nevertheless remain outstanding and will be characterized as a non-ISO.

        5.2    Grant of Stock Appreciation Rights.    The Committee may grant stock appreciation rights ("SARs") to Participants, either alone or in connection with the grant of an Option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SARs are granted or, if the holder's rights are not adversely affected, at any subsequent time, provided that SARs shall have a minimum vesting period of one year from the date of grant. Upon exercise, the holder of an SAR shall be entitled to receive cash and/or a number of whole Shares (as determined by the Committee) having a value equal to the product of X and Y, where—

X	=	the number of whole Shares as to which the SAR is being exercised, and
Y	=	the excess of (i) the Fair Market Value per Share on the date of exercise over (ii) the Exercise Price per Share covered by the SAR.

        5.3    Exercise Price.    The Committee shall determine the Exercise Price per Share under each Option and each SAR, provided that (a) the Exercise Price per Share shall be at least equal to the Fair Market Value per Share on the date the Option or SAR is granted; and (b) in the case of an ISO granted to a Ten Percent (10%) Stockholder, the Exercise Price per Share shall be at least equal to 110% of the Fair Market Value per Share on the date the ISO is granted.

        5.4    Re-Pricing and Reloading Prohibited.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (a) reduce the Exercise Price under outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with a lower Exercise Price; or (c) cancel outstanding Options or SARs in exchange for cash or other securities at a time when the per Share Exercise Price under such Options or SARs is higher than the Fair Market Value. The Committee may not grant an Option that includes a "reload" feature or make any other Plan Awards that have the effect of providing a "reload" feature with respect to Shares used to satisfy the Option exercise price or applicable withholding tax.

        5.5    Exercise Period of Options and SARs.    The Committee may establish such vesting, forfeiture, expiration and other conditions as it deems appropriate (on a grant-by-grant basis) with respect to the exercisability of an Option or SAR; provided, however, that, unless sooner terminated in accordance with its terms, each Option and each SAR shall automatically expire on the tenth anniversary of the date the Option or SAR is granted (or, in the case of an ISO granted to a Ten Percent (10%) Stockholder, on the fifth anniversary of the date the ISO is granted).

        5.6    Exercise of Options.    A Participant may exercise an outstanding Option that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the Option that is being exercised and specifying the number of whole Shares to be purchased pursuant to such exercise, together with payment in full of the aggregate Exercise Price payable for such Shares and any applicable withholding taxes. The Exercise Price shall be payable in cash or by check or by any other means that the Committee may expressly permit, including, without limitation, (a) by the Participant's surrender of previously-owned Shares, or by the Company's withholding Shares that otherwise would be issued if the Exercise Price had been paid in cash, in each case having a Fair Market Value on the date the Option is exercised equal to the Exercise Price, (b) by payment to the Company pursuant to a broker-assisted cashless exercise program established and made available by the Company in connection with the Plan, (c) by any other method of payment that is permitted by applicable law, or (d) by any combination of the foregoing. Applicable withholding taxes shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.2.

        5.7    Exercise of SARs.    A Participant may exercise an outstanding SAR that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the SAR that is being exercised and specifying the number of whole Shares for which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise. The withholding tax amount shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.2.

        5.8    Termination of Employment or Service.    Unless otherwise determined by the Committee at grant, or thereafter if no rights of the Participant are thereby reduced, the following rules apply with regard to outstanding Options and SARs held by a Participant at the time of his or her termination of employment or other service with the Company and its Subsidiaries:

          (a)   If the Participant's employment or service is terminated for any reason other than for Cause or the Participant's death, Disability or, then (1) any unvested Options and SARs outstanding at the time of the Participant's termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within ninety (90) days after the date of such termination of employment or other service, provided that in no event may any such vested Options and SARs be exercised after the tenth anniversary of the date they were granted.

          (b)   If the Participant's employment or other service is terminated on account of the Participant's death, Disability, then (1) any unvested Options and SARs outstanding at the time of the Participant's termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within one year after the date of such termination of employment or other service, provided that, in no event may such vested Options and SARs be exercised after the tenth anniversary of the date they were granted.

          (c)   If the Participant's employment or other service is terminated by the Company or a Subsidiary for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, such outstanding Options and/or SARs (whether or not otherwise vested) shall immediately terminate and shall have no further force or effect.

        5.9    Rights as a Stockholder.    A Participant shall have no rights to vote or receive dividends or any other rights of a stockholder with respect to any Shares covered by an Option or SAR unless and until such Option or SAR is validly exercised and such Shares are issued to the Participant. The Company will issue such Shares promptly after the exercise of such Option or SAR (to the extent the SAR is settled in Shares) is completed.

ARTICLE 6
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        6.1    Grant of Restricted Stock and RSU Awards.    The Committee may grant Restricted Stock Awards and/or Restricted Stock Unit Awards (RSUs) to any Participant. Under a Restricted Stock Award, the Company issues Shares to the Participant when the Award is made and the Shares are subject to such vesting and other terms and conditions as the Committee may prescribe. Under a Restricted Stock Unit Award, the Participant receives the right to receive Shares in the future if the vesting and other terms and conditions imposed by the Committee are satisfied. The vesting and other terms and conditions applicable to the Shares covered by a Restricted Stock Award or the RSUs covered by a Restricted Stock Unit Award (including, but not limited to, conditions and restrictions tied to the achievement of specified performance objectives and/or the completion of one or more specified periods of future service) will be determined by the Committee when the Award is granted and will be set forth in the applicable Award Agreement, provided that each such Award will have a vesting period of at least one year from date of grant. Except as otherwise determined, (a) Restricted Stock and RSUs that are subject to time-based vesting only must vest (if at all) over a period of at least one year from the date of grant; and (b) Restricted Stock and RSUs that are subject to performance-based vesting or earn-out conditions will not become vested (if at all) unless the Participant is in the continuous employ or service of the Company or a Subsidiary for at least one year from the date of grant.

        6.2    Restricted Shares.    Shares issued pursuant to a Restricted Stock Award may be evidenced by book entries on the Company's stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the Shares. The Company may retain physical possession of any such stock certificate and may require a Participant to deliver a stock power to the Company, endorsed in blank, in order to facilitate the transfer back to the Company of restricted Shares that are forfeited. Notwithstanding the foregoing, if a Participant forfeits Shares covered by a Restricted Stock Award, the Shares that are forfeited shall automatically be cancelled on the books and records of the Company whether or not the Participant returns a certificate for such Shares or otherwise fails or refuses to execute documents or take other action requested by the Company in connection with the cancellation of the forfeited Shares. Except to the extent otherwise provided under the Plan or the Award Agreement, a Participant who holds unvested Shares pursuant to a Restricted Stock Award shall have all of the rights of a stockholder with respect to said Shares, including the right to vote the Shares and the right to receive dividends thereon, provided that, unless the Committee determines otherwise, the payment of any such dividends shall be subject to the same vesting and forfeiture conditions as the restricted Shares with respect to which such dividends were earned.

        6.3    Shares Covered by RSU Awards.    No Shares will be issued pursuant to an RSU Award unless and until the applicable vesting and other conditions have been satisfied. The holder of an RSU Award shall have no rights as a stockholder with respect to Shares covered by the RSUs unless and until the RSUs becomes vested and the Shares covered by the vested RSUs are issued to the Participant. The Committee may provide that a Participant who holds RSUs will be entitled to receive dividend equivalents (in the form of cash or Shares) equal to the dividends that would have been payable with respect to the Shares covered by the RSUs if such Shares were outstanding, upon such terms and subject to such vesting and other conditions as the Committee may prescribe, including, without limitation, conditions that may be required in order to avoid the imposition of taxes and interest under Section 409A of the Code with respect to the settlement of such dividend equivalents.

        6.4    Non-Transferability.    No Restricted Stock Award or RSU Award, and no Shares covered by a Restricted Stock Award or RSU Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or the Plan, and any attempt to do so shall be null and void.

        6.5    Termination of Service Before Vesting; Forfeiture.    Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unvested Shares held pursuant to a Restricted Stock Award and unvested RSUs held under an RSU Award shall be forfeited and canceled upon the termination of a Participant's employment or other service with the Company and its Subsidiaries. If unvested Shares issued pursuant to a Restricted Stock Award are forfeited, any certificate representing such Shares or book entry for such Shares will be canceled on the books and records of the Company. Such cancellation shall not affect any right a Participant may have pursuant to the terms of the forfeited Award to receive all or a portion of the purchase price (if any) paid by the Participant in connection with the issuance of the unvested Shares.

        6.6    Timing Requirements for Settlement of RSUs.    Unless otherwise specified in the applicable Award Agreement, RSUs shall be settled in the form of Shares or cash (as determined by the Committee) as soon as practicable after the RSUs become vested but in no event later than the 15th day of the third month following the calendar year in which the vesting of such RSUs occurs. Notwithstanding the foregoing, the original terms of an RSU Award may expressly provide that settlement of vested RSUs covered by the Award will be deferred until a later date or the occurrence of a subsequent event, provided that any such deferral provision complies with the election, distribution timing and other requirements of Section 409A of the Code.

        6.7    Unrestricted Shares.    A Participant who holds Shares that become vested under a Restricted Stock Award or who holds RSUs that become vested (to the extent the vested RSUs are settled in Shares) will be entitled to receive Shares (in certificated or book entry form) free and clear of the conditions and restrictions imposed by the Award Agreement and the Plan, subject, however, to the payment or satisfaction of applicable withholding taxes.

ARTICLE 7
OTHER FORMS OF AWARD

        7.1    Other Share-Based Awards.    Subject to applicable law, the Committee, acting in its discretion, may grant such other forms of Award denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, Company Shares, including, without limitation, performance share awards, performance unit awards, stock bonus Awards, dividend equivalent Awards (either alone or in conjunction with other Awards), purchase rights for Shares, and Share-based Awards designed to comply with or take advantage of applicable laws outside of the United States. Each such Share-based Award will be made upon such vesting, performance and other terms and conditions as the Committee, acting in its discretion, may determine; provided that the vesting or earn out period under any such Award may not be less than one year, and provided further that dividend equivalent awards made in conjunction with other Share-based Awards shall be subject to the same vesting and forfeiture conditions and the same payment terms of the corresponding Share-Based Awards and/or, if applicable, such different terms and conditions that may be required in order to comply with Section 409A of the Code. If and when a Share-based Award granted under this Section becomes payable, payment may be made in the form of cash, whole Shares or a combination of cash and whole Shares (as determined by the Committee), with a payment in Shares being based upon their Fair Market Value on the applicable vesting or payment date(s).

        7.2    Cash Incentive Awards.    The Committee may make annual and/or long-term Cash Incentive Awards pursuant to which a Participant may earn the right to receive a cash payment that is conditioned upon the achievement of specified performance goals established by the Committee and communicated to the Participant within 90 days after the beginning of the applicable performance period or before 25% of the applicable performance period has elapsed, and may contain such other terms and conditions as the Committee deems appropriate. A Cash Incentive Award earned by a Participant under the Plan will be payable in the form of a single sum cash payment at or as soon as practicable after the expiration of the applicable performance period or the satisfaction of the applicable performance vesting conditions, but in no event later than the 15th day of the third month of the year following the calendar year in which such performance period ends or such performance vesting conditions are satisfied. Notwithstanding the foregoing, the Committee may require or permit the deferred payment and/or installment payout of all or part of any such Cash Incentive Award if (and only if) the Award is exempt from Section 409A of the Code or, if not so exempt, complies with the applicable terms and conditions of Section 409A of the Code.

        7.3    Termination of Service Before Vesting; Forfeiture.    Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unearned and/or unvested Share-based Awards and Cash Incentive Awards granted under this Article shall be forfeited and canceled upon the termination of a Participant's employment or other service with the Company and its Subsidiaries.

ARTICLE 8
PERFORMANCE-BASED COMPENSATION EXEMPTION AWARDS

        8.1    Performance-Based Exemption—General.    If the Committee intends that an Award should qualify for the Performance-Based Exemption (other than Options and SARs which otherwise qualify as "performance-based compensation" for purposes of Section 162(m) of the Code), the grant, exercise, vesting, amount and/or settlement of such Award shall be contingent upon achievement of one or more pre-established, objective performance goals, which shall be prescribed in writing by the Committee not later than 90 days after the commencement of the applicable performance period and in any event before completion of 25% of such performance period in accordance with the requirements of Section 162(m). Such performance goals may be based on any one or more of the Performance Factors listed in Section 8.2 and may be expressed in absolute terms, relative to performance in prior periods and/or relative to performance of other companies or an index of other companies or on such other basis as the Committee, acting in a manner consistent with Section 162(m) of the Code, may determine. All determinations as to the establishment of performance goals, the amount and/or the number of Shares that may be earned, the target level (and, if applicable, minimum and maximum levels) of actual achievement required as a condition of earning the Award, and the earned value of any Performance Award shall be made by the Committee and shall be recorded in writing.

        8.2    Performance Factors.    Any one or more of the following Performance Factors may be used by the Committee in establishing performance goals for Awards intended to qualify for the Performance-Based Exemption: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net sales, sales growth, total revenue, or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization, or adjusted EBITDA (as reconciled to net income in the financial statements as filed with the SEC; (h) gross or operating margins; (i) productivity ratios; (j) share price or relative share price (including, but not limited to, growth measures and total stockholder return); (k) expense targets; (l) operating efficiency; (m) market share or change in market share; (n) customer retention or satisfaction; (o) working capital; (p) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        8.3    Performance Goals.    In establishing performance goals with respect to an Award intended to qualify for the Performance Exemption, the applicable Performance Factors may be determined solely by reference to the Company's performance and/or the performance of any one or more Subsidiaries, divisions, business segments or business units of the Company and its Subsidiaries, and may be based upon comparisons of any of the indicators of performance relative to other companies (or subsidiaries, divisions, business segments or business units of other companies). Subject to compliance with the Treasury regulations under Section 162(m) of the Code, the Committee may adjust performance factors and performance goals as necessary or appropriate in order to account for changes in law or accounting or to reflect the impact of extraordinary or unusual items, events or circumstances which, if not taken into account, would result in windfalls or hardships that are not consistent with the intent and purposes of an Award, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, (c) acquisitions and divestitures, or (d) changes in generally accepted accounting principles.

        8.4    Discretion.    The Committee shall have the authority, in its discretion, to reduce the formula amount otherwise payable pursuant to an Award that is intended to qualify for the Performance-Based Exemption, but may not increase the amount that would otherwise be payable under any such Award.

        8.5    Certification.    No amount shall be paid and no Shares shall be distributed or released pursuant to an Award intended to qualify for the Performance-Based Exemption unless and until the Committee certifies in writing the extent of achievement of the applicable performance goal(s) and the corresponding amount that is earned by the Participant under such Award. For this purpose, a written certification may be in the form of approved minutes of the Committee meeting at which the certification is made or a unanimous Written Consent.

ARTICLE 9
CHANGE IN CONTROL

        9.1    Assumption or Substitution of Outstanding Awards.    If a Change in Control occurs, the parties may agree that outstanding Awards shall be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award shall be substantially the same as the vesting and other terms and conditions of the original Award, provided that (a) if the assumed or substituted Award is an Option or SAR, the number of shares and Exercise Price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations, and (b) if the assumed or substituted Award is not an Option or SAR, the number of shares covered by the assumed or substitute Award will be based upon the Change in Control transaction value of the Company's outstanding Shares. If the original Award is subject to the satisfaction of any performance conditions, then, unless the Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the Award is earned. If, as part of or within two years following a Change in Control, a Participant's employment or other service (including service as non-employee director) terminates due to the Participant's death or Disability or is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause or by the Participant for Good Reason, then any outstanding assumed or substitute Awards held by such terminated Participant shall immediately be fully vested, and any outstanding assumed or substitute Options and SARs will remain outstanding for 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms).

        9.2    Awards Not Assumed or Substituted.    If a Change in Control occurs and if the parties do not agree that an outstanding Award shall be assumed or substituted by the successor or acquiring company (or a parent company thereof) pursuant to Section 9.1, then such Award will be deemed fully vested and any performance conditions applicable to such Award will be deemed satisfied at the target performance level for purposes of determining the extent to which the Award is earned. Each such Award shall be cancelled immediately prior to the effective time of the Change in Control in exchange for an amount equal to the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction, reduced in the case of an Option or SAR by the Exercise Price for such Shares. No consideration will be payable in respect of the cancellation of an Option or SAR with an Exercise Price per Share that is equal to or greater than the value of the Change in Control transaction consideration per Share. The amount payable with respect to the cancellation of an outstanding Award pursuant to this section will be paid in cash, unless the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company thereof). Subject to Section 9.4, the payments contemplated by this Section 9.2 shall be made upon at or as soon as practicable following the effective time of the Change in Control.

        9.3    No Fractional Shares.    In the event of an adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each converted Award shall cover only the number of full shares resulting from the adjustment.

        9.4    Section 409A.    Notwithstanding anything to the contrary contained herein or in an Award Agreement, if a provision of the Plan or an Award Agreement would cause an acceleration of the vesting or payment of deferred compensation that is subject to Section 409A of the Code on account of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control constitutes a "change in ownership," "change in effective control" or "change in ownership of a substantial portion of the Company's assets" within the meaning of Section 409A of the Code or such accelerated vesting and/or payment may otherwise be made without violating Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment or settlement schedule that would have applied under the Award in the absence of a Change in Control.

ARTICLE 10
AMENDMENT AND TERMINATION

        10.1    Amendment and Termination of the Plan.    The Board, acting in its sole discretion, may amend the Plan at any time and from time to time and may terminate the Plan at any time. Plan amendments will be subject to approval by the Company's stockholders if and to the extent such approval is required in order to satisfy applicable law and/or stock exchange listing rules. If not sooner terminated, the Plan will terminate on the tenth anniversary of the date it is adopted by the Board.

        10.2    Outstanding Awards.    Except as specifically required or permitted by Article 9, no amendment of an Award Agreement, and no termination, amendment or modification of the Plan shall cause any then outstanding Award to be forfeited or altered in a material way that adversely affects a Participant's rights, unless the Participant consents thereto.

 ARTICLE 11
TAX WITHHOLDING; SECTION 409A

        11.1    Tax Withholding.    As a condition of the exercise of any Award, the payment of cash or delivery of Shares pursuant to any Award, the lapse of restrictions or forfeiture conditions applicable to any Award or the settlement of any Award, or in connection with any other event that gives rise to a tax withholding obligation under applicable law on the part of the Company or an affiliate relating to an Award, the Committee shall require the Participant to remit to the Company or a Subsidiary an amount sufficient to satisfy such obligation. Whenever a cash payment is made to a Participant pursuant to an Award, the amount of such payment will be net of the amount of any tax withholding obligation required by applicable law.

        11.2    Share Withholding.    The Committee, in its sole discretion and pursuant to applicable law and such procedures as it may specify from time to time, may require or permit a Participant to satisfy a tax withholding obligation relating to an Award (in whole or in part) by (a) paying cash, (b) having the Company withhold cash or Shares that would otherwise be paid, issued or released pursuant to the Award, (c) delivering to the Company other Shares owned by the Participant, (d) by such other means as the Committee may determine, or (e) by any combination of the above. The amount of a Participant's withholding tax obligation that is satisfied in Shares (whether previously-owned or withheld from the Shares that would otherwise be issued or released) shall be based upon the Fair Market Value of the Shares on the date such Shares are delivered or withheld. In no event may Shares be used to satisfy more than the minimum amount of a Participant's tax withholding obligation.

        11.3    Section 409A Compliance.    It is intended that Awards made under the Plan, including any deferred payment or settlement terms and conditions shall be structured, applied and interpreted in a manner that is exempt from or in compliance with Section 409A of the Code. Without limiting the generality of the preceding sentence, if a Participant becomes entitled to payments (cash or Shares) under an Award on account of the "termination of the Participant's employment or other service" or words of like import, and if such payments constitute "deferred compensation" within the meaning of Section 409A of the Code, then (a) such termination of employment or service will not be deemed to have occurred unless and until the Participant incurs a "separation from service" within the meaning of Section 409A of the Code and the regulations issued thereunder, and (b) to the extent required by Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A at the time of his or her separation from service, then such payment shall be delayed until the first business day after the expiration of six months following the date of the such separation from service or, if earlier, the date of the Participant's death. On the delayed payment date, the Participant (or the Participant's Beneficiary) will be entitled to receive a lump sum payment or distribution of the payments that otherwise would have been made during the period that such payments are delayed. Notwithstanding the foregoing, each Participant shall be solely responsible, and the Company shall have no liability to the Participant or otherwise, for or with respect to any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code.

ARTICLE 12
MISCELLANEOUS

        12.1    Non-Transferability.    Except as otherwise specifically permitted by the Plan or the applicable Award Agreement, no Award shall be assignable or transferable except upon the Participant's death to his or her "beneficiary" (as defined below), and, during a Participant's lifetime, an Option or SAR may be exercised only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, subject to the consent of the Committee (which it may grant, condition or deny in its sole discretion for any or no reason), a Participant may make an inter vivos transfer of an Option (other than an ISO) or an SAR to any "family member" (within the meaning of Item A(1)(a)(5) of the General Instructions to SEC Form S-8 or a successor), including, without limitation, to one or more trusts, partnerships, limited liability companies and other entities which qualify as family members, provided that such transfer is not a transfer for value or is a transfer for value that the Committee determines is for estate planning purposes. For the purposes hereof, a Participant's "beneficiary" is any person or entity (including, without limitation, a trust or estate) designated in writing by a Participant to succeed to the Participant's Award(s) upon the Participant's death, subject to the provisions hereof and of the applicable Award Agreement(s). A Participant may designate a beneficiary by delivering a written beneficiary designation to the Committee (or its designee) in such form and in such manner as the Committee (or its designee) may prescribe. Each beneficiary designation duly filed with the Committee (or its designee) will have the effect of superseding and revoking any prior beneficiary designation. If a Participant does not designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant's estate will be deemed to be his or her beneficiary. The term "Participant," as used herein, shall be deemed to include the Participant's beneficiary if and to the extent the context requires.

        12.2    Successors.    All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to all or substantially all of the business or assets of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, and the term "Company" as used herein shall be construed accordingly.

        12.3    Legal Construction.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.4    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        12.5    Sub-Plans.    The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of any foreign jurisdictions that may apply to Participants who receive Awards. Any such sub-plan shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable and shall be in such form (including, without limitation, as an Appendix to the Plan) as the Committee deems appropriate. Each sub-plan shall be deemed a part of the Plan, but shall apply only to the Participants who are subject to the laws of the jurisdiction to which the sub-plan relates.

        12.6    Uniformity Not Required.    The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

        12.7    Claw Back Conditions.    Notwithstanding anything to the contrary contained herein or in an Award Agreement, Awards and benefits otherwise provided by Awards made under the Plan shall be subject to the Company's incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of the Dodd-Frank Act Section 954.

        12.8    Limitation of Rights.    The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any person's employment or other service at any time, and the Plan shall not confer upon any person the right to continue in the employ or other service of the Company or any Subsidiary. No employee, director or other person shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

        12.9    Decisions and Determinations Final.    All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

        12.10    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state).

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. MRV COMMUNICATIONS, INC. M84988-P62233 MRV COMMUNICATIONS, INC. 20415 NORDHOFF STREET CHATSWORTH, CA 91311 ATTN: LEgAL DEPT. 1b. Robert M. Pons 1e. Matthew Stecker 1c. Mark J. Bonney 1d. Jeannie H. Diefenderfer For address changes and/or comments, please check this box and write them on the back where indicated. 2. Advisory vote to approve named executive officer compensation. 5. Act upon such other matters as may properly come before the Annual Meeting. 3. Adopt the 2015 Long-Term Incentive Plan. 4. Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015. 1a. Kenneth H. Traub 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form ElECTRONIC DElIVERY Of fUTURE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote fOR the following proposals: for Against Abstain ! for Against Abstain ! ! ! ! ! ! ! ! !

Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) MRV COMMUNICATIONS, INC. Annual Meeting of Stockholders May 21, 2015, 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mark J. Bonney and Stephen Krulik, as proxies, with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MRV COMMUNICATIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Norton Rose Fulbright, located at 666 Fifth Avenue, New York, New York 10103, on Thursday, May 21, 2015, at 10:00 a.m., EDT, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M84989-P62233